As filed with the Securities and Exchange Commission on September 18, 1998
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CLARKSTON FINANCIAL CORPORATION
                 (Name of Small Business Issuer in its Charter)
                                     -------

        Michigan                           6712                   38-3412321
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification
                                                                 No.)
                         Clarkston Financial Corporation
                                  P.O. Box 436
                         Clarkston, Michigan 48347-0436
                                 (248) 625-0710
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                                David T. Harrison
                         Clarkston Financial Corporation
                                  P.O. Box 436
                         Clarkston, Michigan 48347-0436
                                 (248) 625-0710

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                Donald L. Johnson
                    Varnum, Riddering, Schmidt & Howlett LLP
                                   Suite 1700
                             333 Bridge Street, N.W.
                          Grand Rapids, Michigan 49504
                                 (616) 336-6000
                                 Donald J. Kunz
                        Honigman Miller Schwartz and Cohn
                          2290 First National Building
                               660 Woodward Avenue
                          Detroit, Michigan 48226-3583
                                 (313) 465-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
     Title of Each                                  Proposed Maximum        Proposed Maximum
  Class of Securities         Amount to be           Offering Price        Aggregate Offering            Amount of
   Being Registered           Registered(1)             Per Share                 Price              Registration Fee
-----------------------  ----------------------- ----------------------- -----------------------  -------------------
Common Stock (no par
value)                          1,092,500                $10.00                $10,925,000                $3,223
----------------------------------------------------------------------------------------------------------------------

(1)  Includes 142,500 shares subject to the Underwriter's over-allotment option.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Legend:


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                         SUBJECT TO COMPLETION DATED                      , 1998
[legend]
PROSPECTUS
                                 950,000 Shares

                     CLARKSTON FINANCIAL CORPORATION [logo]

                                  Common Stock
                             -----------------------

     Clarkston Financial Corporation, a Michigan corporation (the "Company"), is offering for sale 950,000 shares of its common stock, without par value (the "Common Stock"). The Company is a proposed bank holding company organized to own all of the common stock of Clarkston State Bank, a Michigan banking corporation (in organization), to be located in Clarkston, Michigan (the "Bank"). Neither the Company nor the Bank has ever conducted any business operations other than matters related to their initial organization and the raising of capital. See "Business." There has been no public trading market for the Common Stock. Roney Capital Markets, a division of First Chicago Capital Markets, Inc. (the "Underwriter") has advised the Company that it anticipates making a market in the Common Stock following completion of the offering, although there can be no assurance that an active trading market will develop. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The Company expects that the quotations for the Common Stock will be reported on the OTC Bulletin Board. The organizers of the Bank have provided nonbinding expressions of interest to purchase a total of approximately ____ shares of Common Stock at the public offering price.
                             ----------------------

       THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A SIGNIFICANT
      AMOUNT OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THE OFFERING
        UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK
            FACTORS" COMMENCING ON PAGE 6 FOR CERTAIN CONSIDERATIONS
            RELEVANT TO AN INVESTMENT IN THE COMPANY'S COMMON STOCK.

 THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND THEY ARE NOT
             INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                          ANY OTHER GOVERNMENT AGENCY.
                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                Underwriting            Proceeds to
                                     Price to Public (1)       Discounts (1)(2)        Company (1)(3)
Per Share. . . . . . . . . . .           $10.00
Total (1). . . . . . . . . . .       $9,500,000
==============================  ===========================  ===================    ====================

(1) The Company has granted the Underwriter a 30-day option to purchase up to 142,500 additional shares of its Common Stock solely to cover over-allotments, if any. If the Underwriter exercises such option in full, the Price to Public, Underwriting Discounts and Proceeds to Company will be approximately $10,925,000, $_________ and $_________ , respectively. See
     "Underwriting." The Underwriter has agreed to limit the Underwriting Discounts to 2.0% of the public offering price for up to 100,000 shares sold by the Underwriter to organizers of the Bank or their immediate families. See "Underwriting." Organizers of the Bank have provided nonbinding expressions of interest to purchase a total of approximately _____ shares. If ________ shares are so purchased. Underwriting Discounts will be reduced by, and proceeds to the Company will be increased by $___________.

(2) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(3) Before deducting estimated offering expenses payable by the Company of $155,000.
                           -------------------------
     The shares of Common Stock are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to the right of the Underwriter to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made through the facilities of The Depository Trust Company in New York, New York, on or about __________________, 1998, against payment in immediately available funds.

                              RONEY CAPITAL MARKETS
                a division of FIRST CHICAGO CAPITAL MARKETS, INC.
                The date of this Prospectus is __________, 1998.

                              [ MAP OF MARKET AREA]









                             ----------------------

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements concerning certain aspects of the business of the Company. When used in this prospectus, words such as "believe," "anticipate," "intend," "goal," "expects," and similar expressions may identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
                             ----------------------

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context clearly suggests otherwise, financial information and other references in this Prospectus to the Company include the Bank. Except as otherwise indicated, all information in this Prospectus assumes no exercise of Underwriter's over-allotment option.

The Company

     The Company was incorporated on May 18, 1998 under Michigan law and will be a bank holding company owning all of the common stock of the Bank. The Bank is organizing as a Michigan chartered bank with depository accounts to be insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank's initial primary service area will be Independence Township, which includes the City of Clarkston, and the adjacent township of Waterford, both of which are located in North Oakland County, Michigan. The Bank intends to provide a full range of commercial and consumer banking services, for small to medium size businesses as well as individuals. The Bank's lending strategy will focus on commercial and consumer lending and to a lesser extent residential mortgage lending. The Bank intends to offer a broad array of deposit products and may also provide customers with credit cards, trust services, insurance products and investment products through third-party service providers. The use of third-party service providers is expected to allow the Bank to be at the forefront of technology while minimizing the costs of delivery. Completion of this offering will be conditioned on the Company and the Bank having received all necessary regulatory approvals, subject to the satisfaction of certain conditions. Management anticipates commencing business in the first quarter of 1999.

Reason for Starting Clarkston State Bank

     The expansion of interstate banking has contributed to substantial consolidation of the banking industry in Michigan, including the Company's market area in North Oakland County. Many of the area's locally owned or managed financial institutions have either been acquired by large regional bank holding companies or have been consolidated into branches of other financial institutions. In many cases, these acquisitions and consolidations have been accompanied by pricing changes, branch closings, the dissolution of local boards of directors, management and personnel changes and, in the perception of the Company's management, a decline in the level of customer service.

     Although the banking industry remains competitive, management believes that the consolidation of the banking industry has created a favorable opportunity in the Company's market area for a new commercial bank to offer services to customers who wish to conduct business with a locally owned and managed bank. The Company seeks to take advantage of this opportunity by emphasizing the Company's local management, and its strong ties and active commitment to the community. Management believes that a community bank can help foster the economic development of its community and create and retain wealth within that community. Management believes that community residents will recognize the benefits of a community bank and that the Bank will be successful in attracting as customers individuals and small to medium sized businesses by demonstrating an active interest in their business and personal financial affairs.

Market Area

     The Bank's initial primary service area will be Independence Township, which includes the City of Clarkston, and the adjacent township of Waterford, both of which are located in North Oakland County, Michigan. The Bank's primary service area has a diverse economy based primarily on manufacturing, retail and service. According to available statistical data, Waterford and Independence
Townships have approximately _______ business establishments and 1997 unemployment rates of less than 3.5%. In 1997, the combined median household income for Waterford and Independence Townships (including the City of Clarkston) was approximately $59,000, compared to approximately $57,000 for all of Oakland County, which is the nation's third wealthiest county with a population in excess of one million. The Company believes that affluent households create demand for home mortgage loans, home equity loans, certificates of deposit and individual retirement accounts.

     The Bank's primary service area is a significant banking market in the State of Michigan. According to available industry data, as of June 30, 1997, total deposits in Waterford and Independence Townships (including the City of Clarkston), including those of banks, thrifts and credit unions, were approximately $1.2 billion. As of June 30, 1997, total deposits in Oakland County were approximately $21.0 billion.

     The Bank's main office will be located in downtown Clarkston, and will serve as the Company's corporate headquarters. The Company's address is 15 South Main Street, Clarkston, Michigan 48346. The Company's telephone number is (248) 625-0710.

Management

     The Company's officers and directors have a shared vision of focused community banking and a commitment to the future growth and success of the Bank. The Company's vision is to build a quality, full-service community bank that offers competitive financial products and superior customer service. Fundamental to the Company's vision is the building of long-term relationships with customers.

     Mr. David Harrison, the President and Chief Executive Officer of the Company and the Bank, has 30 years of experience in the banking industry. Most recently, Mr. Harrison served from 1989 to 1991 as the President and Chief Executive Officer of First of America Bank-Southeast Michigan in Detroit, a Michigan banking corporation that had over $4 billion in assets in 1991. From 1986 to 1989, Mr. Harrison served as the President and Chief Executive Officer of First of America Bank-Oakland, a Michigan banking corporation that had over $600 million in assets in 1989. Mr. Harrison served in various positions at First of America Bank-Kalamazoo from 1963 to 1986, including Senior Vice
President from 1980 to 1986. Mr. Harrison's positions included senior level responsibility for retail banking, commercial lending and assimilating mergers and acquisitions. The First of America banks were subsidiaries of First of America Bank Corporation, a $22 billion bank holding company headquartered in Kalamazoo, Michigan that was acquired by National City Bancorporation in 1998. Mr. Harrison has served as Chief Executive Officer and President of Pinnacle Appraisal Group in Clarkston from 1991 to the present.

     Mr. James Richardson, the Vice President - Finance and Operations and Controller of the Bank, is a certified public accountant and has 14 years of experience in the banking industry. Mr. Richardson was the controller of First of America-Southeast Michigan from 1989 through 1991 and the controller of First of America-Oakland County from 1986 through 1989. From 1977 through 1986, Mr. Richardson held various executive positions, most recently as Executive Vice President, with New Century Bank (formerly Peoples Banking Corporation) in Frankenmuth and Bay City, Michigan, which was acquired by First of America in 1986. Mr. Richardson has served as a law firm administrator since 1991, most recently with the law firm of Saurbier, Paradiso & Perrin, P.L.C. in St. Clair Shores, Michigan. Mr. Richardson has a Masters in Business Administration from the University of Michigan.

     The Bank is assembling a staff of experience professionals and expects to have approximately 12 full time employees when it opens for business. In addition to its President and Chief Executive Officer and its Vice President Finance and Operations, the Bank intends to recruit a senior lending officer, a branch administration officer and an auditor. Mr. Harrison and Mr. Richardson have chosen to join the bank at compensation levels below what they earned in their previous positions.

     Mr. Harrison has formed a Board of Directors comprised of individuals with broad backgrounds in business, real estate and consulting. In addition to Mr. Harrison, current directors include Edwin Adler (business and real estate), Louis Beer (law and consulting), William Clark (real estate), Charles Fortinberry (business), Bruce McIntyre (business), Robert Olsen (financial planning), and John Welker (business). Mr. Harrison, the other members of the Board of Directors, and Mr. Richardson, represent a significant asset to the Company and the Bank.

                                  The Offering

Securities
 offered by
 the Company....... 950,000 shares of Common Stock. In addition, the Company has granted the Underwriter an option to purchase up to an additional 142,500 shares to cover over-allotments. See "Description of Capital Stock."

Common Stock to
 be outstanding
 after the
 offering (1)...... 950,000  shares  (1,092,500  shares  if  the  over-allotment option is exercised in full).

Use of proceeds
 by the Company.... Capitalization  of the Bank,  payment  of  organization  and preopening expenses and general corporate purposes. See "Use of Proceeds."

Proposed NASD
 Over the Counter
 Bulletin Board
 Symbol............ "CKSB"


------------------------
         (1) Does not include _____ shares issuable upon exercise of outstanding stock options under the Company's 1998 Founding
                  Directors' Stock Option Plan and the Company's Stock Compensation Plan.

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. The following constitute some of the potential risks of an investment in the Common Stock and should be carefully considered by prospective investors prior to purchasing shares of Common Stock. The order of the following is not intended to be indicative of the relative importance of any described risk nor is the following intended to be inclusive of all risks of investment in the Common Stock.

Lack of Operating History

     Neither the Company nor the Bank has any operating history. The business of the Company and the Bank is subject to the risks inherent in the establishment of a new business enterprise. Because the Company is only recently formed, the Bank has not commenced operations and the Bank and the Company are in the process of obtaining necessary regulatory approvals, prospective investors do not have access to all of the information that, in assessing their proposed investment, would be available to the purchasers of securities of a financial institution with a history of operations.

Significant Losses Expected

     As a result of the substantial start-up expenditures that must be incurred by a new bank and the time it will take to develop its deposit base and loan portfolio, it is expected that the Bank, and thus the Company, will operate at a substantial loss during the start-up of the Bank. Accordingly, they are not expected to be profitable for at least the first two years of operation. Cumulative losses during the first two years of operation are expected to exceed $500,000. There is no assurance that the Bank or the Company will ever operate profitably. As a result, it is anticipated that the book value of the Common Stock will decrease accordingly. If the Company does not reach profitability and recover its accumulated operating losses, investors in the offering would likely suffer a significant decline in the value of their shares of Common Stock.

Delay in Commencing Operations

     Although the Company and the Bank expect to receive all regulatory approvals and commence business in the first quarter of 1999, there can be no assurance as to when, if at all, these events will occur. Any delay in commencing operations will increase pre-opening expenses and postpone realization by the Bank of potential revenues. Absent the receipt of revenues and commencement of profitable operations, the Company's accumulated deficit will continue to increase (and book value per share decrease) as operating expenses such as salaries and other administrative expenses continue to be incurred.

Government Regulation and Monetary Policy

     The Bank has received all regulatory approvals required to organize and establish the Bank, subject to the satisfaction of certain conditions. Those conditions include, among other things, that: (i) beginning paid-in capital of the Bank will be not less than $______ million; (ii) the Bank will maintain a ratio of Tier 1 leverage capital to total assets for the first three years after commencing business of at least 8% and an adequate valuation reserve; (iii) the Bank will have its financial statements audited by a public accountant for at least the first five years; (iv) the Bank will file its Certificate of Paid in Capital and Surplus with the Commissioner and notify the FIB of its opening date so the FIB can conduct its customary preopening investigation; and (v) any changes in executive management of the Bank will be submitted to the bank
regulatory   agencies  in  advance  for  their  approval.   Regulatory   capital
requirements imposed on the Bank may have the effect of constraining future growth, absent the infusion of additional capital.

     The Company and the Bank will be subject to extensive state and federal government supervision and regulation. Existing state and federal banking laws will subject the Bank to substantial limitations with respect to loans, purchase of securities, payment of dividends and many other aspects of its banking business. There can be no assurance that future legislation or government policy will not adversely affect the banking industry or the operations of the Bank. Federal economic and monetary policy may affect the Bank's ability to attract deposits, make loans and achieve satisfactory interest spreads. See "Supervision and Regulation."

No Assurance of Dividends

     It is anticipated that no dividends will be paid on the Common Stock for the foreseeable future. The Company will be largely dependent upon dividends paid by the Bank for funds to pay dividends on the Common Stock, if and when such dividends are declared. No assurance can be given that future earnings of the Bank, and any resulting dividends to the Company, will be sufficient to permit the legal payment of dividends to Company shareholders at any time in the future. Even if the Company may legally declare dividends, the amount and timing of such dividends will be at the discretion of the Company's Board of Directors. The Board may in its sole discretion decide not to declare dividends. The Common Stock offered hereby should not be purchased by persons who need or desire dividend income from this investment. For a more detailed discussion of other regulatory limitations on the payment of cash dividends by the Company, see "Dividend Policy."

Competition

     The Company and the Bank will face strong competition for deposits, loans and other financial services from numerous Michigan and out-of-state banks, thrifts, credit unions and other financial institutions as well as other entities which provide financial services. Some of the financial institutions and financial services organizations with which the Bank will compete are not subject to the same degree of regulation as the Bank. Many of these financial institutions aggressively compete for business in the Bank's proposed market area. Most of these competitors have been in business for many years, have established customer bases, are larger, have substantially higher lending limits than the Bank and will be able to offer certain services that the Bank does not expect to provide in the foreseeable future, including branches, trust services and international banking services. In addition, most of these entities have greater capital resources than the Bank, which, among other things, may allow them to price their services at levels more favorable to the customer and to provide larger credit facilities than could the Bank. See "Business -- Market Area" and "Business -- Competition." Additionally, federal and Michigan legislation regarding interstate branching and banking may act to increase competition in the future from larger out-of-state banks. See "Supervision and Regulation."

Dependence on Management

     The Company and the Bank are, and for the foreseeable future will be, dependent upon the services of David Harrison, the President of the Bank, and other senior managers retained by the Bank. The loss of one or more key members of the management team could adversely affect the operations of the Company and the Bank. While the Company will maintain key man life insurance on the life of Mr. Harrison, the Company does not have an employment agreement with him or any of its other officers. See "Business -- Employees" and "Management."

Discretion in Use of Proceeds

     The Offering is intended to raise funds to provide for the initial capitalization of the Bank, purchase leasehold improvements, equipment and other assets for the Bank's operations, fund loans, provide working capital for general corporate purposes, and pay initial operating expenses. While management currently has no such agreements or understanding, if opportunities arise, some of the proceeds of the Offering could also be used to finance acquisitions of other financial institutions, branches of other institutions, or expansion into other lines of business closely related to banking. However, management will retain discretion in employing the proceeds of the Offering. See "Use of Proceeds."

Lending Risks and Lending Limits

     The risk of nonpayment of loans is inherent in commercial banking, and such nonpayment, if it occurs, may have a material adverse effect on the Company's earnings and overall financial condition as well as the value of the Common Stock. Moreover, the Bank's focus on small-to-medium sized businesses may result in a large concentration of loans by the Bank to such businesses. As a result, the Bank may assume greater lending risks than banks which have a lesser concentration of such loans and tend to make loans to larger companies. Management will attempt to minimize the Bank's credit exposure by carefully monitoring the concentration of its loans within specific industries and through prudent loan application and approval procedures, but there can be no assurance that its monitoring and procedures will reduce such lending risks sufficiently to avoid material losses.

     The Bank's general lending limit is expected to initially be approximately $800,000. Accordingly, the size of the loans which the Bank can offer to potential customers will be less than the size of loans which most of the Bank's competitors with larger lending limits are able to offer. This limit initially may affect the ability of the Bank to seek relationships with the area's larger businesses. The Bank expects to accommodate loan volumes in excess of its lending limit through the sale of participations in such loans to other banks. However, there can be no assurance that the Bank will be successful in attracting or maintaining customers seeking larger loans or that the Bank will be able to engage in the sale of participations in such loans on terms favorable to the Bank.

Impact of Interest Rates and Economic Conditions

     The results of operations for financial institutions, including the Bank, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. See "Supervision and Regulation." The Bank's profitability will be in part a function of the spread between the interest rates earned on investments and loans and the interest rates paid on deposits and other interest-bearing liabilities. In the early 1990s, many banking organizations experienced historically high interest rate spreads. More recently, interest rate spreads have generally narrowed due to changing market conditions and competitive pricing pressure, and there can be no assurance that such factors will not continue to exert such pressure or that such high interest rate spreads will return. Substantially all the Bank's loans will be to businesses and individuals in North Oakland County, Michigan, and any decline in the economy of this area could have an adverse impact on the Bank. Like most banking institutions, the Bank's net interest spread and margin will be affected by general economic conditions and other factors that influence market interest rates and the Bank's ability to respond to changes in such rates. At any given time, the Bank's assets and liabilities will be such that they are affected differently by a given change in interest rates. As a result, an increase or decrease in rates, the length of loan terms or the mix of adjustable and fixed rate loans in the Bank's portfolio could have a positive or negative effect on the Bank's net income, capital and liquidity. There can be no assurance that negative trends or developments will not have a material adverse effect on the Bank. See "Supervision and Regulation."

Need for Technological Change

     The banking industry is undergoing rapid technological changes with frequent introductions of new technology- driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. The Company's future success will depend in part on its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in the Bank's operations. Many of the Bank's competitors have substantially greater resources to invest in technological improvements. There can be no assurance that the Bank will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to its customers. See "Business -- Strategy."

Year 2000 Compliance

     Because many computerized systems use only two digits to record the year in date fields (for example, the year 1998 is recorded as 98), such systems may not be able to accurately process dates ending in the year 2000 and after. The effects of this issue will vary from system to system and may adversely affect the ability of a financial institution's operations as well as its ability to prepare financial statements. The Company and the Bank will be organized in 1998 or early 1999 and will have recently acquired their computer equipment and will have recently contracted with a leading supplier of information processing services. The Company expects to have written assurances from its corporate equipment and information systems suppliers that their products are year 2000 compliant. The Company expects to assess year 2000 compliance by the Company and its vendors. In addition, the Bank expects to require assurances from commercial borrowers as to their year 2000 compliance as part of the loan application and review process. Management does not anticipate that the Company will incur material operating expenses or be required to invest heavily in computer system improvements to be year 2000 compliant. Nevertheless, the inability of the Company to successfully address year 2000 issues could result in interruptions in the Company's business and have a material adverse effect on the Company's results of operations.

Anti-Takeover Provisions

     The Company's Articles of Incorporation (the "Articles") and bylaws (the "Bylaws") include provisions which may have the effect of delaying, deferring or preventing certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of the shareholders to approve transactions that they may deem to be in their best interests. The Michigan Business Corporation Act (the "MBCA") contains a Control Share Act and a Fair Price Act intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. Federal law requires the approval of the Federal Reserve Board prior to acquisition of "control" of a bank holding company. These provisions may have the effect of delaying or preventing a change in control of the Company without action by the shareholders, and therefore could adversely affect the price of the Common Stock. See "Description of Capital Stock -- Anti-Takeover Provisions."

Indemnification of Directors and Officers

     The Company's Articles of Incorporation provide for the indemnification of its officers and directors and insulate its officers and directors from liability for certain breaches of the duty of care. It is possible that the indemnification obligations imposed under these provisions could have an adverse effect on the Company's financial position and results of operations. The Bank's Articles of Incorporation contain similar provisions. See "Description of Capital Stock -- Anti-Takeover Provisions."

Determination of Offering Price; Limited Trading Market Expected

     The initial public offering price of $10.00 per share was determined by the Company in consultation with the Underwriter. This price is not based upon earnings or any history of operations and should not be construed as indicative of the present or anticipated future value of the Common Stock. Prior to the offering, there has been no public trading market for the Common Stock. The price at which these shares are being offered to the public may be greater than the market price for the Common Stock following the offering. The Underwriter has advised the Company that, upon completion of the offering, it intends to use reasonable efforts to initiate quotations of the Common Stock on the OTC Bulletin Board and to act as a market maker in the Common Stock, subject to applicable laws and regulatory requirements, although it is not obligated to do so. Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank or any market maker. Market makers on the OTC Bulletin Board are not required to maintain a continuous two sided market, are required to honor firm quotations for only a limited number of shares and are free to withdraw firm quotations at any time. Even with a market maker, factors such as the limited size of the offering, the lack of earnings history for the Company and the absence of a reasonable expectation of dividends within the near future mean that there can be no assurance of an active and liquid market for the Common Stock developing in the foreseeable future. Even if a market develops, there can be no assurance that a market will continue or that shareholders will be able to sell their shares at or above the price at which these shares are being offered to the public. Purchasers of Common Stock should carefully consider the limited liquidity of their investment in the shares being offered hereby.

Control by Management

     Although the combined ownership and control over the Company's Common Stock by the Company's officers and directors is likely to be less than 10% after this Offering, such individuals will be able to exert a significant measure of control over the affairs and policies of the Company. Such control could be used, for example, to help prevent an acquisition of the Company, thereby precluding shareholders from possibly realizing any premium which may be offered for the Company's Common Stock by a potential acquiror. See "Principal Shareholders."

Regulatory Risk

     The banking industry is heavily regulated. Many of these regulations are intended to protect depositors, the public, and the FDIC, not shareholders. Applicable laws, regulations, interpretations and enforcement policies have been subject to significant, and sometimes retroactively applied, changes in recent years, and may be subject to significant future changes. There can be no assurance that such future changes will not adversely affect the business of the Company. In addition, the burden imposed by federal and state regulations may place banks in general, and the Company specifically, at a competitive disadvantage compared to less regulated competitors. See "Supervision and Regulation."

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 950,000 shares of Common Stock offered hereby are estimated to be $______ ($_______ if the Underwriter's over-allotment option is exercised in full), after deduction of the underwriting discounts, but before deducting estimated offering expenses of $__________. The Underwriter has agreed to limit the underwriting discounts to 2.0% of the public offering price for up to 100,000 shares sold by the Underwriter to directors and officers of the Bank or their immediate families and to certain persons identified on a list provided to the Underwriter by the Company. Such persons have provided nonbinding expressions of interest to purchase approximately ________ shares. If such persons purchase _______ shares, underwriting discounts will be reduced by, and proceeds to the Company will be increased by, $______ .

     The Company expects to contribute approximately $8,500,000 of the net proceeds of the offering to the Bank by purchasing all of the Bank's common stock to be issued. This purchase of the Bank's stock is intended to provide the Bank with the capital required by regulators to commence operations. The Bank plans to use approximately $115,000 for leasehold improvements and related architectural and engineering services, and approximately $130,000 to purchase furniture, fixtures and equipment and other necessary assets for the Bank's operations. The Company expects to use approximately $37,000 of the net proceeds to pay for organizational expenses of the Bank. These organizational expenses, and other preopening expenses, were financed on an interim basis from loans of approximately $325,000 made to the Company by members of its Board of Directors. It is anticipated that this approximately $325,000 of loans will be repaid by the Company promptly following the completion of the offering. Preopening income may offset some of these expenses. It is currently anticipated that the balance of the net proceeds received by the Bank will be used to fund investments in loans and securities and for payment of operating expenses. The remaining net proceeds (plus any net proceeds as a result of the exercise of the Underwriter's over-allotment option) will initially be invested by the Company in investment grade securities and otherwise held by the Company as working capital for general corporate purposes and to pay operating expenses, as well as for possible future capital contributions to the Bank. The funds will also be available to finance possible acquisitions of other branches or expansion into other lines of business closely related to banking, although the Company presently has no plans to do so.

                                 DIVIDEND POLICY

     The Company initially expects that Company and Bank earnings, if any, will be retained to finance the growth of the Company and the Bank and that no cash dividends will be paid for the foreseeable future. After the Bank achieves profitability, recovers its operating deficit, and funds an adequate reserve for loan and lease losses, the Company may consider payment of dividends. However, the declaration of dividends is at the discretion of the Board of Directors, and there is no assurance that dividends will be declared at any time. If and when dividends are declared, the Company will be largely dependent upon dividends paid by the Bank for funds to pay dividends on the Common Stock. It is also possible, however, that the Company might at some time in the future pay dividends generated from income or investments and from other activities of the Company.

     Under Michigan law, the Bank is restricted as to the maximum amount of dividends it may pay on its Common Stock. The Bank may not pay dividends except out of net profits after deducting its losses and bad debts. A Michigan state bank may not declare or pay a dividend unless the bank will have a surplus amounting to at least 20% of its capital after the payment of the dividend. If the Bank has a surplus less than the amount of its capital, it may not declare or pay any dividend until an amount equal to at least 10% of net profits for the preceding one-half year (in the case of quarterly or semi-annual dividends) or full-year (in the case of annual dividends) has been transferred to surplus. The ability of the Company and the Bank to pay dividends is also affected by various regulatory requirements and policies, such as the requirement to maintain adequate capital above regulatory guidelines. See "Supervision and Regulation." Such requirements and policies may limit the Company's ability to obtain dividends from the Bank for its cash needs, including funds for acquisitions, payment of dividends by the Company and the payment of operating expenses.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as it is projected to be immediately after the sale of the 950,000 shares of Common Stock offered hereby and the application of the estimated net proceeds. See "Use of Proceeds."

Long-term and short-term debt................................................... $         0

Shareholders' equity:

         Common stock, no par value, 10,000,000 shares authorized; 950,000
               shares issued and outstanding....................................   8,680,000
         Retained earnings(1)...................................................     (41,829)
                                                                                 -----------
                    Total shareholders' equity..................................  $8,638,171

(1)      Retained earnings (accumulated deficit) as of August 31, 1998.

                                    BUSINESS

The Company

     The Company was incorporated on May 18, 1998 under Michigan law and will be a bank holding company owning all of the common stock of the Bank. The Bank is organizing as a Michigan chartered bank with depository accounts to be insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank's initial primary service area will be Independence Township, which includes the City of Clarkston, and the adjacent township of Waterford, both of which are located in North Oakland County, Michigan. The Bank intends to provide a full range of commercial and consumer banking services for small to medium size businesses as well as individuals. The Bank's lending strategy will focus on commercial and consumer lending and to a lesser extent residential mortgage lending. The Bank intends to offer a broad array of deposit products and may also provide customers with credit cards, trust services, insurance products and investment products through third-party service providers. The use of third-party service providers is expected to allow the Bank to be at the forefront of technology while minimizing the costs of delivery. Completion of this offering will be conditioned on the Company and the Bank having received all necessary regulatory approvals, subject to the satisfaction of certain conditions. Management anticipates commencing business in the first quarter of 1999.

     The Company was incorporated as a Michigan business corporation on May 18, 1998. The Company was formed to acquire all of the Bank's issued and outstanding stock and to engage in the business of a bank holding company under the federal Bank Holding Company Act of 1956, as amended. On _________, 1998, the Commissioner of the FIB issued an order approving the application to establish the Bank. On _________, 1998, the Bank's application for FDIC deposit insurance was approved. The Company's application to become a bank holding company for the Bank was approved by the Federal Reserve Board on __________, 1998. These approvals were issued subject to the satisfaction of certain conditions that the Company believes are customary in transactions of this type, including conditions relating to capitalization of the Bank and continuing capital adequacy. The Company and the Bank expect to satisfy such conditions and commence business in the first quarter of 1999. See "Risk Factors -- Delay in Commencing Operations" and "Risk Factors -- Government Regulation and Monetary Policy."

Reason for Starting Clarkston State Bank

     The expansion of interstate banking has contributed to substantial consolidation of the banking industry in Michigan, including the Company's market area in North Oakland County. Many of the area's locally owned or managed financial institutions have either been acquired by large regional bank holding companies or have been consolidated into branches of other financial institutions. In many cases, these acquisitions and consolidations have been accompanied by pricing changes, branch closings, the dissolution of local boards of directors, management and personnel changes and, in the perception of the Company's management, a decline in the level of customer service.

     Although the banking industry remains competitive, management believes that the consolidation of the banking industry has created a favorable opportunity in the Company's market area for a new commercial bank to offer services to customers who wish to conduct business with a locally owned and managed bank. The Company seeks to take advantage of this opportunity by emphasizing the Company's local management, and its strong ties and active commitment to the community. Management believes that a community bank can help foster the economic development of its community and create and retain wealth within that community. Management believes that community residents will recognize the benefits of a community bank and that the Bank will be successful in attracting as customers individuals and small to medium sized businesses by demonstrating an active interest in their business and personal financial affairs.

Market Area

     The Bank's initial primary service area will be Independence Township, which includes the City of Clarkston, and the adjacent township of Waterford, both of which are located in North Oakland County, Michigan. The Bank's primary service area has a diverse economy based primarily on manufacturing, retail and service. According to available statistical data, Waterford and Independence
Townships have approximately _______ business establishments and 1997 unemployment rates of less than 3.5%. In 1997, the combined median household income for Waterford and

Independence Townships (including the City of Clarkston) was approximately $59,000, compared to approximately $57,000 for all of Oakland County, which is the nation's third wealthiest county with a population in excess of one million. The Company believes that affluent households create demand for home mortgage loans, home equity loans, certificates of deposit and individual retirement accounts.

     The Bank's primary service area is a significant banking market in the State of Michigan. According to available industry data, as of June 30, 1997, total deposits in Waterford and Independence Townships (including the City of Clarkston), including those of banks, thrifts and credit unions, were approximately $1.2 billion. As of June 30, 1997, total deposits in Oakland County were approximately $21.0 billion.

     The Bank's main office will be located in downtown Clarkston, and will serve as the Company's corporate headquarters. The Company's address is 15 South Main Street, Clarkston, Michigan 48346. The Company's telephone number is (248) 625-0710.

Products and Services

     Commercial Loans. Commercial loans will be made primarily to small and mid-sized businesses. These loans will be both secured and unsecured and are expected to be made available for general operating purposes, acquisition of fixed assets including real estate, purchases of equipment and machinery, financing of inventory and accounts receivable, as well as any other purposes considered appropriate. The Bank will generally look to a borrower's business operations as the principal source of repayment, but will also receive, when appropriate, mortgages on real estate, security interests in inventory, accounts receivable and other personal property and/or personal guarantees.

     Although the Bank intends to take a progressive and competitive approach to lending, it will stress high quality in its loans. Because of the Bank's local nature, management believes that quality control should be achievable while still providing prompt and personal service. On a bi-monthly basis, the Board of Directors will review selected loans made in the preceding month. In addition, a loan committee of the Board of Directors of the Bank will also review larger loans for prior approval when the loan request exceeds the established limits for the senior officers.

     Real Estate Loans. The Bank expects to originate residential mortgage loans, which are generally long-term with either fixed or variable interest rates. The Bank's anticipated general policy, which is subject to review by management as a result of changing market and economic conditions and other factors, may be to retain all or a portion of variable interest rate mortgage loans in the Bank's loan portfolio and to sell all fixed rate loans in the secondary market. The Bank also expects to offer home equity loans. The Bank expects to retain servicing rights with respect to residential mortgage loans that it originates.

     Personal Loans and Credit. The Bank will make personal loans and lines of credit available to consumers for various purposes, such as the purchase of automobiles, boats and other recreational vehicles, home improvements and personal investments. The Bank expects to retain substantially all of such loans. The Bank may also offer credit card services if requested by the Bank's customers.

     Deposit Services. The Bank intends to offer a broad range of deposit services, including checking accounts, NOW accounts, savings accounts and time deposits of various types. The Bank will offer a courier service for customer convenience. Transaction accounts and time certificates will be tailored to the principal market area at rates competitive with those offered in the area. All deposit accounts will be insured by the FDIC up to the maximum amount permitted by law. The Bank intends to solicit these accounts from individuals, businesses, associations, financial institutions and government authorities. The Bank may also use alternative funding sources as needed, including advances from Federal Home Loan Banks, conduit financing and the packaging of loans for securitization and sale.

     Regulatory and supervisory loan-to-value limits are established by Section 304 of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The Bank's internal limitations will follow those limits and in certain cases will be more restrictive than those required by the regulators.

     The Bank may establish relationships with correspondent banks and other independent financial institutions to provide other services requested by its customers, including loan participations where the requested loan amounts exceed the Bank's policies or legal lending limits.

     Other Services. The Bank may consider providing additional services in the future, such as personal computer based at-home banking. Management believes that the Bank's personalized service approach benefits from customer visits to the Bank. Management will continue to evaluate the desirability of adding telephone, electronic and at-home banking services. Should the Bank choose to do so, the Bank could provide one or more of these services at a future date using a third-party service provider.

     Investments. The principal investment of the Company will be its purchase of all of the common stock of the Bank. Funds retained by the Company from time to time may be invested in various debt instruments, including but not limited to obligations of or guaranteed by the United States, general obligations of a state or political subdivision thereof, bankers' acceptances or certificates of deposit of United States commercial banks, or commercial paper of United States issuers rated in the highest category by a nationally-recognized investment rating service. Although the Company is permitted to make limited portfolio investments in equity securities and to make equity investments in subsidiary corporations engaged in certain non-banking activities which may include real estate-related activities, such as mortgage banking, community development, real estate appraisals, arranging equity financing for commercial real estate, and owning and operating real estate used substantially by the Bank or acquired for its future use, the Company has no present plans to make any such equity investment. See "Supervision and Regulation -- The Company -- Investments and Activities." The Company's Board of Directors may alter the Company's investment policy without shareholder approval.

     The Bank may invest its funds in a wide variety of debt instruments and may participate in the federal funds market with other depository institutions. Subject to certain exceptions, the Bank is prohibited from investing in equity securities. Under one such exception, in certain circumstances and with the prior approval of the FDIC, the Bank could invest up to 10% of its total assets in the equity securities of a subsidiary corporation engaged in certain real estate- related activities. The Bank has no present plans to make such an investment. Real estate acquired by the Bank in satisfaction of or foreclosure upon loans may be held by the Bank, subject to a determination by a majority of the Bank's Board of Directors at least annually of the advisability of retaining the property, for a period not exceeding 60 months after the date of acquisition, or such longer period as the Commissioner may approve. The Bank is also permitted to invest an aggregate amount not in excess of two-thirds of the capital and surplus of the Bank in such real estate as is necessary for the convenient transaction of its business. The Bank has no present plans to make any such investment. The Bank's Board of Directors may alter the Bank's investment policy without shareholder approval.

Competition

     There are many thrift  institution,  credit union and bank offices  located within the Bank's primary market area. Most are branches of larger financial institutions which, in management's view, are managed with a philosophy of strong centralization. The Bank will face competition from thrift institutions, credit unions, and other banks as well as finance companies, insurance companies, mortgage companies, securities brokerage firms, money market funds and other providers of financial services. Most of the Bank's competitors have been in business a number of years, have established customer bases, are larger and have higher lending limits than the Bank. The Bank will compete for loans principally through its ability to communicate effectively with its customers and understand and meet their needs. Management believes that its personal service philosophy will enhance its ability to compete favorably in attracting individuals and small businesses. The Bank will actively solicit retail customers and will compete for deposits by offering customers personal attention, professional service, off-site ATM capability, and competitive interest rates.

Employees

     The Bank is assembling a staff of experienced professionals and expects to have approximately 12 full time employees when it opens for business. In addition to the President and the Vice President - Finance and Operations and the Controller, the Bank intends to recruit a senior lending officer, a branch administration officer, an auditor and additional customer service and support personnel. Mr. Harrison and Mr. Richardson have chosen to join the Bank at compensation levels below what they earned in their previous positions.

Properties

     The Bank is leasing a building located at 15 South Main Street in downtown Clarkston, Michigan for use as the Bank's main office and the Company's headquarters. This building consists of approximately 3,890 square feet. The building was formerly a branch of a large regional bank and has been a bank branch since 19___. The building has a night deposit box, safe deposit boxes and a complete security system, and will have an ATM machine. The Bank believes that this space will be adequate for its present needs. In order to conserve the Bank's capital, eight directors agreed to purchase the building in September, 1998 specifically for the purpose of leasing the property to the Bank. The building will be leased on an arms-length basis from an entity owned by eight of the Company's and the Bank's directors. (See "Certain Transactions.")

     The lease for the Bank's office has an initial term of five years and the Bank has three renewal options of five years each. The monthly lease payments are $5,000 per month for the first two years and thereafter $5,165 per month. In addition, the Bank will be required to make payments for taxes, insurance and other operating expenses. The Bank expects to spend approximately $115,000 for tenant improvements and related architectural and engineering services, and additional funds for furniture, fixtures and other equipment.

Plan of Operation

     The Company's plan of operation for the twelve months following the completion of the offering does not contemplate the need to raise additional funds during that period. Management has concluded, based on current pre-opening growth projections, that the Bank is likely to have adequate funds to meet its cash requirements for at least twelve months. Management has no specific plans for product research or development which would be performed within the next twelve months. Management plans to expend approximately $115,000 for leasehold improvements and related architectural and engineering services, and approximately $130 ,000 for furniture, fixtures, equipment and other necessary assets, prior to commencing operation. During the first twelve months of operation, the Company does not anticipate requiring substantial additional equipment. No significant changes in the number of employees is anticipated in the first twelve months of operations after the Bank commences its business and completes the hiring of its approximately 12 initial employees.

                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of the Company and the Bank are as follows:

                                                   Positions with               Positions with
      Name                            Age           the Company                    the Bank
David T. Harrison...............      57        Chief Executive Officer,     Chief Executive Officer,
                                                President and Director       President and Director
James L. Richardson.............      66        Treasurer                    Vice President - Finance
                                                                             and Operations and
                                                                             Controller
Edwin L. Adler..................      60        Chairman and Director        Chairman and Director
Louis D. Beer...................      53        Director                     Director
William J. Clark................      48        Director                     Director
Charles L. Fortinberry..........      42        Director                     Director
Bruce H. McIntyre...............      68        Secretary and Director       Secretary and Director
Robert A. Olsen.................      53        Director                     Director
John H. Welker..................      58        Director                     Director

     The Company has a classified board of directors, with directors serving staggered three-year terms that expire at the relevant annual shareholders meeting. The terms of Messrs. Beer and Clark expire in 1999, the terms of Messrs. Fortinberry, McIntyre and Olsen expire in 2000, and the terms of Messrs. Harrison, Adler and Welker expire in 2001. There are no family relationships between or among any of the directors or executive officers named above. The Company intends to maintain at least two independent directors on its board.

Committees

     The Bank has several committees, composed as follows: Loan Committee (Messrs. Harrison, Fortinberry and Clark); Investment Committee (Messrs. Harrison, Olsen, Beer and Welker); and Audit Committee (Messrs. Harrison,
McIntyre  and Adler);  and  Personnel  Committee  (Messrs.  Olsen,  Harrison and
Welker).

     The Company also has several committees, composed as follows: Executive Committee (Messrs. Harrison, Adler, McIntyre and Olsen); Audit Committee (Messrs. Harrison, McIntyre and Adler); and Personnel Committee (Messrs. Olsen, Harrison and Welker).

Experience of Directors and Officers

     The experience and backgrounds of the directors and officers of the Company and the Bank are summarized below.

     David T. Harrison is the Chief Executive Officer, President and a director of the Company and the Bank. Mr. Harrison has 30 years of experience in the banking industry. Mr. Harrison was employed by First of America Bank from 1963 to 1991, and most recently served from 1989 to 1991 as Chief Executive Officer and President of First of America Bank-Southeast, in Detroit, a Michigan banking corporation that had over $4 billion in assets in 1991. From 1986 to 1989 Mr. Harrison served as the President and Chief Executive Officer of First of America Bank-Oakland, a

Michigan banking corporation that had over $600 million in assets in 1989. Mr. Harrison served in various positions at First of America Bank-Kalamazoo from 1963 to 1986, including Senior Vice President from 1980 to 1986. Mr. Harrison's duties included dealing with troubled acquisitions. The First of America banks were subsidiaries of First of America Bank Corporation, a $22 billion bank holding company headquartered in Kalamazoo, Michigan that was acquired by National City Bank. Mr. Harrison has served as Chief Executive Officer and President of Pinnacle Appraisal Group of Clarkston, Michigan, from 1991 to the present. Mr. Harrison has also served as Chief Executive Officer and President of Trophy Homes, a residential builder, of Clarkston, Michigan, from 1995 to the present. Mr. Harrison has served as a director of Credit Acceptance Corporation from 1991 to the present. Mr. Harrison is a member and past chairman of New Detroit, Inc.

     James L. Richardson is the Treasurer of the Company and is the Vice President and Controller of the Bank. Mr. Richardson has been employed as a law firm administrator since 1991, most recently with the law firm of Saurbier, Paradiso & Perrin, P.L.C. in St. Clair Shores, Michigan. From 1977 through 1991, Mr. Richardson held a number of positions with several banks, most recently as the controller of First of America-Southeast Michigan (Detroit) from 1989 through 1991. Mr. Richardson was the controller of First of America-Southeast Michigan from 1987 through 1991. From 1977 through 1986, Mr. Richardson held various executive positions with New Century Bank (formerly Peoples National
Bank) in Frankenmuth and Bay City, Michigan, most recently as Executive Vice President. Mr. Richardson has a Masters in Business Administration from the University of Michigan. Mr. Richardson is a member of the American Institute of CPAs and the Michigan Association of CPAs.

     Edwin L. Adler is the Chairman and a director of the Company and the Bank. Mr. Adler is president of Food Town Supermarkets, a chain of five stores in the Clarkston, Michigan area, where he has been employed since 1963. Mr. Adler also owns two Harley Davidson dealerships one in Waterford Township and one in Fort Wayne, Indiana. Mr. Adler is also actively involved in real estate investment and management in Oakland County Mr. Adler served as an appointee of Governor Engler to the Silverdome Stadium Building Authority from 1972 to 1996.

     Louis C. Beer is a director of the Company and the Bank. Mr. Beer has served since 1993 as the chairman of First Public Corporation, a real estate, financial and business consulting firm located in Saginaw, Michigan. Mr. Beer serves on the Board of Trustees of the Detroit Symphony Orchestra Hall. Mr. Beer is also a member of the Clarkston Foundation and the Saginaw Valley Manufacturers Association. Mr. Beer is also an attorney and a member of the American Bar Association and the Michigan Bar Association.

     William J. Clark is a director of the Company and the Bank. Mr. Clark has served since October 1996 as the general manager of Coldwell Banker
Professionals, a real estate brokerage firm in Clarkston, Michigan, where he supervises approximately 53 real estate agents and nine staff members. Mr. Clark was employed by Clarkston Real Estate Services Inc. from 1989 through October 1996, most recently as the sales manager for over 30 agents and approximately five staff members. Mr. Clark is a member of the North Oakland County Board of Realtors, the Michigan Association of Realtors and the National Association of Realtors.

     Charles L. Fortinberry is a director of the Company and the Bank. Mr. Fortinberry is an automobile dealer and is the president of Clarkston Motors, Inc., where he has been employed since 1985. Mr. Fortinberry is a member of the Clarkston Area Chamber of Commerce and a number of automobile dealer associations. Mr. Fortinberry serves on the boards of the Detroit Auto Dealers Association and the Michigan Auto Dealers Association.

     Bruce H. McIntyre is the Secretary and a director of the Company and the Bank. Mr. McIntyre has served as president of McIntyre Media, LLC, a media consulting firm, since October 1996. From 1971 through September 1996, Mr. McIntyre was employed by Capital Cities/ABC, Inc., most recently as vice president of the publishing division. Mr. McIntyre was the publisher of the Oakland Press from 1977 through February 1995. Mr. McIntyre is involved in a number of civic and business organizations, including serving as Chairman of the Pontiac Stadium Authority and as Vice Chairman of the Orchard Lake City Planning Commission. Mr. McIntyre is a member of the Society of Professional Journalists and is a former president of the Michigan Press Association. Mr. McIntyre is also a former chairman of St. Joseph Mercy Hospital.

     Robert A. Olsen is a director of the Company and the Bank. Mr. Olsen is the president of Planned Financial Services, Inc., where he has been employed since 1974. Mr. Olsen provides financial, estate and retirement planning for small businesses and for public employers and pension plans. Mr. Olsen is a member of the International Association for Financial Planning, the National Association of Securities Dealers and the Michigan Association of

Insurance Counselors. Mr. Olsen is involved in a number of civic and business organizations, including service as a board member, past president and founder of the Clarkston Foundation. Mr. Olsen is a member of the Clarkston Area Chamber of Commerce and of Independence Township's Vision 20/20 Committee. Mr. Olsen is Chairman of the Independence Township Economic Development Corporation.

     John Welker is a director of the Company and the Bank. Mr. Welker is president of Numatics, Inc., where he has been employed since 1965. Numatics, Inc. is a global developer and manufacturer of pneumatic components for automated machinery used in various industries. Numatics, Inc. has approximately ____ employees at 16 facilities in four countries.

Director Compensation

     No salaries or other remuneration have been paid by the Company to its directors or officers except that the Company has granted options to purchase shares of Common Stock to each of the directors. All stock options are granted at no cost to the recipient. See "-- Stock Option Grants." All of the directors of the Company are also directors of the Bank, and all of the officers of the Company are also officers of the Bank. Mr. Harrison receives compensation for his officer positions with the Bank.

     No directors' fees have been paid or will be paid during the Bank's first year of operations. It is anticipated that after its first year of operations, the Bank will pay each director reasonable fees for service on the Board, which will be comparable to fees paid by other local banks.

Executive Compensation

     Mr. Harrison, the Bank's Chief Executive Officer and President, is expected to be paid a salary of $100,000 for the first year of operation. Mr. Richardson, the Vice President and Controller of the Bank, is expected to be paid a salary of $65,000 for the first year of operation. Their compensation in subsequent years will be determined by the Company's and the Bank's Boards of Directors and will be based on merit and comparable salaries in the area and industry.

Stock Option Grants

     A total of 75,000 shares of Common Stock have been reserved for issuance under the Company's 1998 Founding Directors' Stock Option Plan, and the Company has granted to its directors and organizers options to purchase an aggregate of 75,000 shares.

     Effective __________, 1998, the Company awarded stock options to purchase an aggregate of 37,500 shares of Common Stock, 4,687 shares to each of the eight directors of the Company. These options are subject to vesting requirements and 20% of the shares subject to each option vest in each year in which the Company achieves a performance goal determined in advance by the Board of Directors of the Company. Pursuant to their terms, these options will be completely vested nine and one half years after their date of grant, regardless of whether the Company achieves the performance goals. These stock options were granted pursuant to the 1998 Founding Directors' Stock Option Plan have an exercise price of $10.00 per share, and expire on __________, 2008.

     Effective _____________, 1998, the Company awarded stock options to purchase an aggregate of 37,500 shares to the directors of the Company and the Bank in the following amounts: Mr. Harrison (_______ shares); Mr. Adler (_______ shares); Mr. Beer (_______ shares); Mr. Clark (_______ shares); Mr. Fortinberry (_______ shares); Mr. McIntyre (_______ shares); Mr. Olsen (_______ shares); and Mr. Welker (_______ shares). These stock options were granted pursuant to the 1998 Founding Directors' Stock Option Plan. These stock options vest 20% each year for five years, have an exercise price of $10.00 per share, are exercisable beginning ___________, 1999, and expire on ____________, 2008.

     In addition, a total of 25,000 shares are reserved for issuance under the Company's Stock Compensation Plan. Effective ______________, 1998, the Company awarded stock options to purchase an aggregate of ___________ shares of Common Stock to certain employees of the Company. These stock options were granted pursuant to the Employee

Stock Compensation Plan, have an exercise price of $10.00 per share, vest 10% each year for the ten years following the grant date, and expire ten years from the date of grant.

Stock Compensation Plan

     The Company has adopted and its shareholders have approved the Clarkston Financial Corporation Stock Compensation Plan (the "Plan"). The Plan was adopted and approved on September 18, 1998. The purpose of the Plan is to promote the long-term success of the Company for the benefit of its shareholders through stock-based compensation by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is designed to allow key employees of the Company and certain of its subsidiaries to participate in the Company's future, as well as to enable the Company to attract, retain, and reward such employees. Eligibility is determined by the Committee. As of the date of this Prospectus, options to purchase an aggregate of ______ shares of Common Stock at an exercise price of $10.00 per share have been granted pursuant to the Plan.

     Administration. The Plan is administered by a committee of the Board of Directors (the "Committee"). The Committee will be composed of at least three directors, each of whom is not an employee of the Company. Each member of the Committee is required to be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, and no member of the Committee is eligible to participate in the Plan. Subject to the Company's Articles, Bylaws, and the provisions of the Plan, the Committee has the authority to select key employees to whom Awards (as defined below) may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; and the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions and vesting requirements.

     The Plan provides for the granting of stock options, including incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and restricted stock. These Awards are granted at no cost to the recipients. The term of the Plan is ten years; no Awards may be granted under the Plan after September 17, 2008.

     Types of Awards. The following types of awards ("Awards") may be granted under the Plan:

     An "Option" is a contractual right to purchase a number of shares at a price determined at the date the Option is granted. Options include incentive stock options, as defined in Section 422 of the Code, as well as nonqualified stock options. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100% of the fair market value of the Common Stock at the date of grant. Options are granted at no cost to the recipients.

     "Restricted Stock" are shares of Common Stock granted to an employee for no or nominal consideration. Title to the shares passes to the employee at the time of the grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee.

     Shares Subject to Plan. A total of 25,000 shares of the Company's Common Stock are reserved for use under the Plan. The shares to be issued under the Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options, lapsed shares of Restricted Stock, and shares surrendered in payment for exercised Options may be reissued under the Plan.

     Eligibility. Key employees of the Company and its designated subsidiaries are eligible to be granted Awards under the Plan. Eligibility is determined by the Committee.

     Participation and Assignability. Neither the Plan nor any Award agreement granted under the Plan entitles any participant or other employee to any right to continued employment by the Company or any subsidiary. Generally, no Option, Restricted Stock, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrance. Upon termination of employment, any portion of unexercised Options which are exercisable on the termination date must generally be exercised within three months of the termination date for any termination other than as a result of the death of the employee, in which case the Plan provides in certain circumstances for a longer exercise period.

     Mandatory Exercise or Forfeiture. The Plan provides that the Federal Reserve Board or the FDIC have the right to require Plan participants to exercise or forfeit their Awards if the capital of the Company or the Bank falls below the minimum capital required by applicable laws, rules and regulations.

     Vesting Schedule. The Committee has the authority to include vesting requirements in any Award. Pursuant to the Plan, each Option must include a minimum vesting period of three years from the grant date during which the Options must vest in approximately equal percentages for the first three years or for such longer vesting period as the Committee may determine. If an optionee's employment terminates for any reason other than death or disability or upon the occurrence of a change in control, the employee forfeits the option with respect to any shares not vested on the termination date.

     Termination or Amendment of the Plan. The Board may at any time amend, discontinue, or terminate the Plan or any part thereof; however, unless otherwise required by law, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the Company's shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, change the definition of employees eligible to receive Awards under the Plan, extend the maximum option period under the Plan, decrease the Option price of any Option to less than 100% of the fair market value on the date of grant, otherwise materially increase the benefits to participants in the Plan or cause the Plan not to comply with certain applicable securities and tax law requirements. Unless terminated earlier by the Board of Directors, the Plan will expire on September 17, 2008.

     Federal Tax Consequences. The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

     Options. Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For nonqualified stock options, the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to incentive stock options, participants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if common stock acquired as a result of the exercise of an incentive stock option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such common stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a "disqualifying disposition." If a participant disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a "disqualifying disposition." As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred.

     The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise and minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of incentive stock options may result in an alternative minimum tax liability.

     Restricted Stock. Recipients of shares of Restricted Stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions on sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient's income and the Company's deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

1998 Founding Directors Stock Option Plan

     The Company has adopted and its shareholders have approved the Clarkston Financial Corporation 1998 Founding Directors' Stock Option Plan (the "Directors Plan"). The Directors Plan was adopted and approved on September 18, 1998. The Directors Plan is intended to encourage stock ownership by nonemployee directors of the Company and the Bank, and to provide those individuals with additional incentive to manage the Company and the Bank effectively and to contribute to its success. The Directors Plan is also intended to provide a form of compensation that will attract and retain highly qualified individuals as nonemployee members of the Board of Directors of the Company and the Bank.

     Grant of Options. Options have been granted under the Directors Plan to each of the directors of the Company and the Bank. See "--Stock Option Grants." Options under the Plan may only be granted to directors who are not employed by the Company or any subsidiary. Options are granted at no cost to the recipient.

     The term of each option granted under the Directors Plan is 10 years from the date of grant subject to earlier termination at the end of three months following the director's termination of services as a director. The option price for each option must equal 100% of the fair market value of the Company's Common Stock on the date the option is granted. In general, no option may be exercisable in whole or in part prior to the first anniversary of the date of grant of the option. The Directors Plan does not obligate the Company, its Board of Directors or its shareholders to retain an optionee as a director of the Company or the Bank.

     Administration. The Directors Plan is administered by a committee of the Board of Directors (the "Directors Plan Committee"). The Directors Plan Committee will be composed of at least three directors, each of whom is not an employee of the Company. Each member of the Directors Plan Committee is required to be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended. The Directors Plan Committee's authority is limited to interpreting the provisions of the Directors Plan and supervising its administration, including the power to adopt procedures and regulations for administrative purposes.

     Shares Subject to Directors Plan. A total of 75,000 shares of the Company's Common Stock are reserved for issuance under the Directors Plan. The shares of Common Stock that may be issued under the Directors Plan pursuant to the exercise of options will consist of authorized and unissued shares, which may include shares reacquired by the Company. The Directors Plan provides for an equitable adjustment in the number, kind, or price of shares of Common Stock covered by options in the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through stock dividends or similar changes. Shares previously reserved for issuance under unexercised Options which terminate, whether by expiration or otherwise, may again be reserved for issuance under a subsequent award.

     Mandatory Exercise or Forfeiture. The Directors Plan provides that the Federal Reserve Board or the FDIC have the right to require the Director Plan participants to exercise or forfeit their awards if the capital of the Company or the Bank falls below the minimum capital required by applicable laws, rules and regulations.

     Vesting Schedule. The Committee has the authority to include vesting requirements in any award. Pursuant to the Plan, each Option must include a minimum vesting period of three years from the grant date during which the options must vest in approximately equal percentages for the first three years or for such longer vesting period as the Committee may determine.

     Termination or Amendment of the Plan. The Board of Directors of the Company may amend or terminate the Directors Plan with respect to shares not subject to options at the time of amendment or termination. The Directors Plan may not be amended without shareholder approval if the amendment would increase the maximum number of shares that may be issued under the Directors Plan, extend the term of the options, decrease the price at which options may be granted, remove the administration of the Directors Plan from the Directors Plan Committee, change the class of persons eligible to receive options or permit the granting of options under the Directors Plan after September 17, 2008. Unless terminated earlier by the Board of Directors, the Directors Plan will expire on September 17, 2008.

     Transferability of Options and Common Stock. Generally, options granted under the Directors Plan may be transferred only by will or according to the laws of descent and distribution. Options may be exercised only by an optionee or a permitted transferee during an optionee's lifetime. Upon the death of an optionee, all Options held by the decedent, or his or her permitted transferees, and not yet exercisable, become fully exercisable. Before issuing any shares upon the exercise of an option, the Company may require the optionee to represent in writing that the shares are being acquired for investment and not for resale. The Company may also delay issuance of the shares until all appropriate registrations or qualifications under federal and state securities laws have been completed.

     Federal Tax Consequences. The following summarizes the consequences of the grant and exercise of options under the Directors Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

     Optionees will not recognize taxable income at the time an option is granted under the Directors Plan unless the option has a readily ascertainable market value at the time of grant. Management understands that options granted under the Directors Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. Because options granted under the Directors Plan will not qualify as incentive stock options under the Code, the difference between the fair market value of the shares at the time an option is exercised and the option exercise price generally will be treated as ordinary income to the optionee. The Company is entitled to a corresponding deduction equal to the amount of an optionee's ordinary income.

     Tax consequences to the holder of the shares will arise again at the time the shares of Common Stock are sold. In general, if the shares have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss, but, under current law, the shares must have been held for more than 12 months for the most advantageous tax rate. Otherwise, the gain or loss will be treated as short-term capital gain or loss. The amount of any gain or loss will be calculated under the general principles for determining gain and loss, and will equal the difference between the amount realized in the sale and the tax basis of the shares of Common Stock. The tax basis will generally equal the cost of the shares (the option exercise price paid) plus any income recognized upon exercise of the option.

                              CERTAIN TRANSACTIONS

Lease of Real Property

     The Bank is leasing a building in downtown Clarkston, Michigan for use as the Bank's main office and the Company's headquarters. See "Business--Properties." The Bank leases the building from a limited liability company wholly owned by Messrs. Harrison, Adler, Beer, Clark, Fortinberry, McIntyre, Olsen and Welker, each of whom is a director of the Company and the Bank. Management of the Company believes that the terms of the lease are no less favorable to the Company than could be obtained from non-affiliated parties.

Loans from Organizers

     Over  the  past  several  months,   organizers  of  the  Bank  have  loaned
approximately $325,000 in aggregate amount to the Company to cover organizational expenses of the Bank and the Company. Interest is payable on the loans at the rate of 5.0% per annum. All of these loans will be repaid by the Company from the net proceeds of the offering. Each of the organizers who has loaned money to the Company is a member of the Company's Board of Directors.

Banking Transactions

     It is anticipated that the directors and officers of the Company and the Bank and the companies with which they are associated will have banking and other transactions with the Company and the Bank in the ordinary course of business. Any loans and commitments to lend to such affiliated persons or entities included in such transactions will be made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties of similar creditworthiness, and will not involve more than normal risk or present other unfavorable features to the Company and the Bank. Transactions between the Company or the Bank, and any officer, director, principal shareholder, or other affiliate of the Company or the Bank will be on terms no less favorable to the Company or the Bank than could be obtained on an arms-length basis from unaffiliated independent third parties.

Indemnification

     The Articles of Incorporation of the Company and the Bank provide for the indemnification of directors and officers of the Company and the Bank, including reasonable legal fees, incurred by such directors and officers while acting for or on behalf of the Company or the Bank as a director or officer, subject to certain limitations. See "Description of Capital Stock -- Anti-Takeover Provisions." The Company has purchased directors' and officers' liability insurance for directors and officers of the Company and the Bank.

Subsequent Transactions

     All future material transactions between the Company and its affiliates will be entered into on terms that are no less favorable to the Company than those which can be obtained from unaffiliated third parties. Any such transactions, including any issuance of preferred stock and any actions with respect to the lease for the building, will be approved by a majority of the Company's independent directors who do not have an interest in the transaction and who have had access, at the Company's expense, to the Company's legal counsel.

                             PRINCIPAL SHAREHOLDERS

     The Company has to date issued only one share of Common Stock. The following table sets forth certain information with respect to the anticipated beneficial ownership of the Company's Common Stock after the sale of shares offered hereby, by (i) each person expected by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each of the current directors and executive officers of the Company; and (iii) all such directors and executive officers of the Company as a group. Pursuant to the Underwriting
Agreement between the Company and the Underwriter (the "Underwriting Agreement"), the Company will direct the Underwriter to offer to sell the number of shares listed below to the directors and executive officers listed below. All share numbers are provided based upon such directions from the Company and non-binding expressions of interest supplied by the persons listed below. Depending upon their individual circumstances at the time, each of such persons may purchase a greater or fewer number of shares than indicated, and in fact may purchase no shares.

                                              Number of Shares          Percent of
                                             Beneficially Owned     Outstanding Shares
       Name and Address                      After Offering(1)      After the Offering
David T. Harrison
8299 Deerwood Road
Clarkston, MI 48348...................
James L. Richardson
6628 Deer Ridge
Clarkston, MI 48348...................
Edwin L. Adler
900 Lake Angelus Shores
Lake Angelus, MI 48326................
Louis D. Beer
9100 Fox Hollow
Clarkston, MI 48348...................
William J. Clark
2575 Hathon
Waterford, MI 48329...................
Charles L. Fortinberry, II
9853 Pine Knob Road
Clarkston, MI 48348...................
Bruce H. McIntyre
4121 Pontiac Trail
Orchard Lake, MI 48323................
Robert A. Olsen
6950 Langle Drive
Clarkston, MI 48346...................
John H. Welker
3465 Whitfield
Waterford, MI 48329...................

All executive officers and directors
as a group (9 persons) (3)(4).........

----------------------
*Less than 1.0%

(1) Some or all of the Common Stock listed may be held jointly with, or for the benefit of, spouses and children of, or various trusts established by, the person indicated.

(2) For purposes of this disclosure, shares are considered to be "beneficially" owned if the person has, or shares the power to vote or direct the voting of shares, the power to dispose of or direct the disposition of the shares or the right to acquire beneficial ownership within 60 days. Except as otherwise set forth in the following footnotes, directors and officers have sole voting and investment power or share voting and investment power with their wives.

(3) Based upon the number of shares of Common Stock that the persons indicated have informed the Company that they intend to purchase in this Offering.

                           SUPERVISION AND REGULATION

     The following is a summary of certain statutes and regulations affecting the Company and the Bank. This summary is qualified in its entirety by such statutes and regulations. A change in applicable laws or regulations may have a material effect on the Company, the Bank and the business of the Company and the Bank.

General

     Financial institutions and their holding companies are extensively regulated under federal and state law. Consequently, the growth and earnings performance of the Company and the Bank can be affected not only by management decisions and general economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities. Those authorities include, but are not limited to, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the FDIC, the Commissioner of the Michigan Financial Institutions Bureau ("Commissioner"), the Internal Revenue Service, and state taxing authorities. The effect of such statutes, regulations and policies can be significant, and cannot be predicted with a high degree of certainty.

     Federal and state laws and regulations generally applicable to financial institutions and their holding companies regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to operations, lending activities and practices, the nature and amount of collateral for loans, the establishment of branches, mergers, consolidations and dividends. The system of supervision and regulation applicable to the Company and the Bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the FDIC's deposit insurance funds, the depositors of the Bank, and the public, rather than shareholders of the Bank or the Company.

     Federal law and regulations establish supervisory standards applicable to the lending activities of the Bank, including internal controls, credit underwriting, loan documentation and loan-to-value ratios for loans secured by real property.

The Company

     General. The Company has applied for approval of the Commissioner, and on _________, 1998, applied for approval of the Federal Reserve Board, to acquire all of the capital stock to be issued by the Bank in connection with its organization. When the Company becomes the sole shareholder of the Bank, the Company will be a bank holding company and, as such, is registered with, and subject to regulation by, the Federal Reserve Board under the Bank Holding Company Act, as amended (the "BHCA"). Under the BHCA, the Company will be subject to periodic examination by the Federal Reserve Board, and will be required to file with the Federal Reserve Board periodic reports of its operations and such additional information as the Federal Reserve Board may require.

     In accordance with Federal Reserve Board policy, the Company will be expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances where the Company might not do so absent such policy. In addition, if the Commissioner deems the Bank's capital to be impaired, the Commissioner may require the Bank to restore its capital by a special assessment upon the Company as the Bank's sole shareholder. If the Company were to fail to pay any such assessment, the directors of the Bank would be required, under Michigan law, to sell the shares of the Bank's stock owned by the Company to the highest bidder at either a public or private auction and use the proceeds of the sale to restore the Bank's capital.

     Investments and Activities. In general, any direct or indirect acquisition by the Company of any voting shares of any bank which would result in the Company's direct or indirect ownership or control of more than 5% of any class of voting shares of such bank, and any merger or consolidation of the Company with another bank company, will require the prior written approval of the Federal Reserve Board under the BHCA. In acting on such applications, the Federal Reserve Board must consider various statutory factors, including among others, the effect of the proposed transaction on competition in relevant geographic and product markets, and each party's financial condition, managerial resources, and record of performance under the Community Reinvestment Act. Effective September 29, 1995, bank holding companies may acquire banks located in any state in the United States without regard to geographic restrictions or reciprocity requirements imposed by state law, but subject to certain conditions, including limitations on the aggregate amount of deposits that may be held by the acquiring company and all of its insured depository institution affiliates.

     The merger or consolidation of an existing bank subsidiary of the Company with another bank, or the acquisition by such a subsidiary of assets of another bank, or the assumption of liability by such a subsidiary to pay any deposits in another bank, will require the prior written approval of the responsible Federal depository institution regulatory agency under the Bank Merger Act, based upon a consideration of statutory factors similar to those outlined above with respect to the BHCA. In addition, in certain such cases an application to, and the prior approval of, the Federal Reserve Board under the BHCA and/or the Commissioner under the Michigan Banking Code, may be required.

     With certain limited exceptions, the BHCA prohibits any bank company from engaging, either directly or indirectly through a subsidiary, in any activity other than managing or controlling banks unless the proposed non-banking activity is one that the Federal Reserve Board has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Under current Federal Reserve Board regulations, such permissible non-banking activities include such things as mortgage banking, equipment leasing, securities brokerage, and consumer and commercial finance company operations. As a result of recent amendments to the BHCA, well- capitalized and well-managed bank holding companies may engage de novo in certain types of non-banking activities without prior notice to, or approval of, the Federal Reserve Board, provided that written notice of the new activity is given to the Federal Reserve Board within 10 business days after the activity is commenced. If a bank company wishes to engage in a non-banking activity by acquiring a going concern, prior notice and/or prior approval will be required, depending upon the activities in which the company to be acquired is engaged, the size of the company to be acquired and the financial and managerial condition of the acquiring bank company.

     In evaluating a proposal to engage (either de novo or through the acquisition of a going concern) in a non-banking activity, the Federal Reserve Board will consider various factors, including among others the financial and managerial resources of the bank company, and the relative public benefits and adverse effects which may be expected to result from the performance of the activity by an affiliate of the bank company. The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern.

     Capital Requirements. The Federal Reserve Board uses capital adequacy guidelines in its examination and regulation of bank holding companies. If capital falls below minimum guidelines, a bank company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

     The Federal Reserve Board's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies: (i) a leverage capital requirement expressed as a percentage of total assets, and (ii) a risk-based requirement expressed as a percentage of total risk-weighted assets. The leverage capital requirement consists of a minimum ratio of Tier 1 capital (which consists principally of shareholders' equity) to total assets of 3% for the most highly rated companies, with minimum requirements of 4% to 5% for all others. The risk- based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital.

     The risk-based and leverage standards presently used by the Federal Reserve Board are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. For example, Federal Reserve Board regulations provide that additional capital may be required to take adequate account of, among other things, interest rate risk and the risks posed by concentrations of credit, nontraditional activities or securities trading activities. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels.

     Dividends. The Company is a corporation separate and distinct from the Bank. Most of the Company's revenues will be received by it in the form of dividends, if any, paid by the Bank. Thus, the Company's ability to pay dividends to its shareholders will indirectly be limited by statutory restrictions on its ability to pay dividends. See "The Bank - Dividends." Further, the Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies. In the policy statement, the Federal Reserve Board expressed its view that a bank company experiencing earnings weaknesses should not pay cash dividends exceeding its net income or which can only be funded in ways that weakened the bank company's financial health, such as by borrowing. Additionally, the Federal Reserve Board possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies. Similar enforcement powers over the Bank are possessed by the FDIC. The "prompt corrective action" provisions of federal law and regulation authorizes the Federal Reserve Board to restrict the payment of dividends by the Company for an insured bank which fails to meet specified capital levels.

     In addition to the restrictions on dividends imposed by the Federal Reserve Board, the Michigan Business Corporation Act provides that dividends may be legally declared or paid only if after the distribution a corporation, such as the Company, can pay its debts as they come due in the usual course of business and its total assets equal or exceed the sum of its liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of any holders of preferred stock whose preferential rights are superior to those receiving the distribution. The Company is authorized to issue preferred stock but it has no current plans to issue any such preferred stock.

The Bank

     General. Upon completion of its organization, the Bank will be a Michigan banking corporation and its deposit accounts will be insured by the Bank Insurance Fund (the "BIF") of the FDIC. As a BIF-insured Michigan chartered bank, the Bank will be subject to the examination, supervision, reporting and enforcement requirements of the Commissioner, as the chartering authority for Michigan banks, and the FDIC, as administrator of the BIF. These agencies and the federal and state laws applicable to the Bank and its operations, extensively regulate various aspects of the banking business including, among other things, permissible types and amounts of loans, investments and other activities, capital adequacy, branching, interest rates on loans and on deposits, the maintenance of non-interest bearing reserves on deposit accounts, and the safety and soundness of banking practices.

     Deposit Insurance. As an FDIC-insured institution, the Bank will be required to pay deposit insurance premium assessments to the FDIC. The FDIC has adopted a risk-based assessment system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums, based upon their respective levels of capital and results of supervisory evaluation. Institutions classified as well-capitalized (as defined by the FDIC) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (as defined by the FDIC) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

     The Federal Deposit Insurance Act ("FDIA") requires the FDIC to establish assessment rates at levels which will maintain the Deposit Insurance Fund at a mandated reserve ratio of not less than 1.25% of estimated insured deposits. Accordingly, the FDIC established the schedule of BIF insurance assessments for the first semi-annual assessment period of 1998, ranging from 0% of deposits for institutions in the lowest risk category to .27% of deposits for institutions in the highest risk category.

     The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution or its directors have engaged or are engaging in unsafe or unsound practices, or have violated any applicable law, regulation, order, or any condition imposed in writing by, or written agreement with, the FDIC, or if the institution is in an unsafe or unsound condition to continue operations. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital.

     Commissioner Assessments. Michigan banks are required to pay supervisory fees to the Commissioner to fund the operations of the Commissioner. The amount of supervisory fees paid by a bank is based upon the bank's total assets, as reported to the Commissioner.

     FICO Assessments. Pursuant to federal legislation enacted September 30, 1996, the Bank, as a member of the BIF, is subject to assessments to cover the payments on outstanding obligations of the Financing Corporation ("FICO"). FICO was created in 1987 to finance the recapitalization of the Federal Savings and Loan Insurance Corporation, the predecessor to the FDIC's Savings Association Insurance Fund (the "SAIF") which insures the deposits of thrift institutions. Until January 1, 2000, the FICO assessments made against BIF members may not exceed 20% of the amount of FICO assessments made against SAIF members. Currently, SAIF members pay FICO assessments at a rate equal to approximately 0.063% of deposits while BIF members pay FICO assessments at a rate equal to approximately 0.013% of deposits. Between January 1, 2000 and the maturity of the outstanding FICO obligations in 2019, BIF members and SAIF members will share the cost of the interest on the FICO bonds on a pro rata basis. It is estimated that FICO assessments during this period will be less than 0.025% of deposits

     Capital Requirements. The FDIC has established the following minimum capital standards for state-chartered, FDIC-insured non-member banks, such as the Bank: a leverage requirement consisting of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly-rated banks with minimum requirements of 4% to 5% for all others, and a risk-based capital requirement consisting of a minimum ratio of total capital to total risk-weighted assets of 8%, at least one-half of which must be Tier 1 capital. Tier 1 capital consists principally of shareholders' equity. These capital requirements are minimum requirements. Higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual institutions. For example, FDIC regulations provide that higher capital may be required to take adequate account of, among other things, interest rate risk and the risks posed by concentrations of credit, nontraditional activities or securities trading activities. As a condition to regulatory approval of the Bank's formation, the Bank will be required to have an initial capitalization sufficient to provide a ratio of Tier 1 capital to total estimated assets of at least 8% at the end of the third year of operation.

     Federal law provides the federal banking regulators with broad power to take prompt corrective action to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized." Federal regulations define these capital categories as follows:

                                           Total                  Tier 1
                                           Risk-Based             Risk-Based
                                           Capital Ratio          Capital Ratio           Leverage Ratio
Well capitalized                           10% or above           6% or above             5% or above
Adequately capitalized                       8% or above          4% or above             4% or above
Undercapitalized                           Less than 8%           Less than 4%            Less than 4%
Significantly undercapitalized             Less than 6%           Less than 3%            Less than 3%
Critically undercapitalized                          --                     --            A ratio of tangible
                                                                                          equity to total assets
                                                                                          of 2% or less

     Depending upon the capital category to which an institution is assigned, the regulators' corrective powers include: requiring the submission of a capital restoration plan; placing limits on asset growth and restrictions on activities; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rate the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and ultimately, appointing a receiver for the institution.

     In general, a depository institution may be reclassified to a lower category than is indicated by its capital levels if the appropriate federal depository institution regulatory agency determines the institution to be otherwise in an unsafe or unsound condition or to be engaged in an unsafe or unsound practice. This could include a failure by the institution, following receipt of a less-than-satisfactory rating on its most recent examination report, to correct the deficiency.

     Dividends. Under Michigan law, the Bank will be restricted as to the maximum amount of dividends it may pay on its common stock. The Bank may not pay dividends except out of net profits after deducting its losses and bad debts. A Michigan state bank may not declare or pay a dividend unless the bank will have a surplus amounting to at least 20% of its capital after the payment of the dividend. If the Bank has a surplus less than the amount of its capital, it may not declare or pay any dividend until an amount equal to at least 10% of net profits for the preceding one-half year (in the case of quarterly or semi-annual dividends) or full-year (in the case of annual dividends) has been transferred to surplus. A Michigan state bank may, with the approval of the Commissioner, by vote of shareholders owning 2/3 of the stock eligible to vote increase its capital stock by a declaration of a stock dividend, provided that after the increase the bank's surplus equals at least 20% of its capital stock, as increased. The Bank may not declare or pay any dividend until the cumulative dividends on preferred stock (should any such stock be issued and outstanding) have been paid in full. The Bank's Articles of Incorporation do not authorize the issuance of preferred stock and there are no current plans to seek such authorization.

     Federal law generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its company if the depository institution would thereafter be undercapitalized. The FDIC may prevent an insured bank from paying dividends if the bank is in default of payment of any assessment due to the FDIC. In addition, the FDIC may prohibit the payment of dividends by the Bank, if such payment is determined, by reason of the financial condition of the Bank, to be an unsafe and unsound banking practice.

     Insider Transactions. The Bank will be subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the Company or its subsidiaries, on investments in the stock or other securities of the Company or its subsidiaries and the acceptance of the stock or other securities of the Company or its subsidiaries as collateral for loans. Certain limitations and reporting requirements are also placed on extensions of credit by the Bank to its directors and officers, to directors and officers of the Company and its subsidiaries, to principal shareholders of the Company, and to "related interests" of such directors, officers and principal shareholders. In addition, federal law and regulations may affect the terms upon which any person becoming a director or officer of the Company or one of its subsidiaries or a principal shareholder of the Company may obtain credit from banks with which the Bank maintains a correspondent relationship.

     Safety and Soundness Standards. The federal banking agencies have adopted guidelines to promote the safety and soundness of federally insured depository institutions. These guidelines establish standards for internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, asset quality and earnings. In general, the guidelines prescribe the goals to be achieved in each area, and each institution will be responsible for establishing its own procedures to achieve those goals. If an institution fails to comply with any of the standards set forth in the guidelines, the institution's primary federal regulator may require the institution to submit a plan for achieving and maintaining compliance. The preamble to the guidelines states that the agencies expect to require a compliance plan from an institution whose failure to meet one or more of the standards is of such severity that it could threaten the safe and sound operation of the institution. Failure to submit an acceptable compliance plan , or failure to adhere to a compliance plan that has been accepted by the appropriate regulator, would constitute grounds for further enforcement action.

     State Bank Activities. Under federal law and FDIC regulations, FDIC-insured state banks are prohibited, subject to certain exceptions, from making or retaining equity investments of a type, or in an amount, that are not permissible for a national bank. Federal law, as implemented by FDIC regulations, also prohibits FDIC-insured state banks and their subsidiaries, subject to certain exceptions, from engaging as principal in any activity that is not permitted for a national bank or its subsidiary, respectively, unless the bank meets, and continues to meet, its minimum regulatory capital requirements and the FDIC determines the activity would not pose a significant risk to the deposit insurance fund of which the bank is a member. Impermissible investments and activities must be divested or discontinued within certain time frames set by the FDIC in accordance with federal law. These restrictions are not currently expected to have a material impact on the operations of the Bank.

     Consumer Protection Laws. The Bank's business is expected to include making a variety of types of loans to individuals. In making these loans, the Bank will be subject to State usury and regulatory laws and to various federal statutes, such as the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, and the Home Mortgage Disclosure Act, and the regulations promulgated thereunder, which prohibit discrimination, specify disclosures to be made to borrowers regarding credit and settlement costs, and regulate the mortgage loan servicing activities of the Bank, including the maintenance and operation of escrow accounts and the transfer of mortgage loan servicing. In receiving deposits, the Bank will be subject to extensive regulation under State and federal law and regulations, including the Truth in Savings Act, the Expedited Funds Availability Act, the Bank Secrecy Act, the Electronic Funds Transfer Act, and the Federal Deposit Insurance Act. Violation of these laws could result in the imposition of significant damages and fines upon the Bank and its directors and officers.

     Branching Authority. Michigan banks, such as the Bank, have the authority under Michigan law to establish branches anywhere in the State of Michigan, subject to receipt of all required regulatory approvals (including the approval of the Commissioner and the FDIC).

     Effective June 1, 1997 (or earlier if expressly authorized by applicable state law), the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") allows banks to establish interstate branch networks through acquisitions of other banks, subject to certain conditions, including certain limitations on the aggregate amount of deposits that may be held by the surviving bank and all of its insured depository institution affiliates. The establishment of de novo interstate branches or the acquisition of individual branches of a bank in another state (rather than the acquisition of an out-of-state bank in its entirety) is allowed by IBBEA only if specifically authorized by state law. The legislation allowed individual states to "opt-out" of interstate branching authority by enacting appropriate legislation prior to June 1, 1997.

     Michigan did not opt out of IBBEA, and now permits both U.S. and non-U.S. banks to establish branch offices in Michigan. The Michigan Banking Code permits, in appropriate circumstances and with the approval of the Commissioner,
(i) the acquisition of all or substantially all of the assets of a Michigan-chartered bank by an FDIC- insured bank, savings bank, or savings and loan association located in another state, (ii) the acquisition by a Michigan-chartered bank of all or substantially all of the assets of an FDIC-insured bank, savings bank or savings and loan association located in another state,
(iii) the consolidation of one or more Michigan-chartered banks and FDIC-insured banks, savings banks or savings and loan associations located in other states having laws permitting such consolidation, with the resulting organization chartered by Michigan, (iv) the establishment by a foreign bank, which has not previously designated any other state as its home state under the International Banking Act of 1978, of branches located in Michigan, and (v) the establishment or acquisition of branches in Michigan by FDIC-insured banks located in other states, the District of Columbia or U.S. territories or protectorates having laws permitting Michigan-chartered banks to establish branches in such jurisdiction. Further, the Michigan Banking Code permits, upon written notice to the Commissioner, (i) the acquisition by a Michigan-chartered bank of one or more branches (not comprising all or substantially all of the assets) of an FDIC-insured bank, savings bank or savings and loan association located in another state, the District of Columbia, or a U.S. territory or protectorate,
(ii) the establishment by Michigan-chartered banks of branches located in other states, the District of Columbia, or U.S. territories or protectorates, and
(iii) the consolidation of one or more Michigan-chartered banks and FDIC-insured banks, savings banks or savings and loan associations located in other states, with the resulting organization chartered by one of such other states.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 10,000,000 shares of Common Stock. As of the date of this Prospectus, there is one share of Common Stock issued and outstanding. No shares of Preferred Stock have been issued by the Company.

     Michigan law allows the Company's Board of Directors to issue additional shares of stock up to the total amount of Common Stock authorized without obtaining the prior approval of the shareholders.

Common Stock

     Dividend Rights. Subject to any prior rights of holders of Preferred Stock then outstanding, the holders of the Common Stock will be entitled to dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefor. Under Michigan law, dividends may be legally declared or paid only if after the distribution the corporation can pay its debts as they come due in the usual course of business and the corporation's total assets equal or exceed the sum of its liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of any holders of Preferred Stock then outstanding whose preferential rights are superior to those receiving the distribution. See "Supervision and Regulation -- The Bank -- Dividends."

     Funds for the payment of dividends by the Company are expected to be obtained primarily from dividends of the Bank. There can be no assurance that the Company will have funds available for dividends, or that if they are available, that dividends will be declared by the Company's Board of Directors. As the Bank is not expected to be profitable during its start up period, the Company does not expect to be in a position to declare dividends at any time in the near future.

     Voting Rights. Subject to the rights, if any, of holders of shares of Preferred Stock then outstanding, all voting rights are vested in the holders of shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on all matters, including the election of directors. Shareholders of the Company do not have cumulative voting rights.

     Preemptive Rights. Holders of Common Stock do not have preemptive rights.

     Liquidation Rights. Subject to any rights of any Preferred Stock then outstanding, holders of Common Stock are entitled to share on a pro rata basis in the net assets of the Company which remain after satisfaction of all liabilities.

     Reports to Shareholders. The Company will furnish its shareholders with annual reports containing audited financial information and, for the first three quarters of each fiscal year, quarterly reports containing unaudited financial information. See "Available Information."

     Shares Available for Issuance. The availability for issuance of a substantial number of shares of Common Stock and Preferred Stock at the discretion of the Board of Directors will provide the Company with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions and for other purposes (including, without limitation, the issuance of additional shares through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of the Company capital stock, except for the shares of Common Stock reserved for issuance under the Company's stock compensation and stock option plans.

     Uncommitted authorized but unissued shares of Common Stock may be issued from time to time to such persons and for such consideration as the Board of Directors of the Company may determine and holders of the then outstanding shares of Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law and the judgment of the Board of Directors of the Company regarding the submission of such issuance to the Company's shareholders. As noted, the Company's shareholders will have no preemptive rights to subscribe to newly issued shares.

     Moreover, it will be possible that additional shares of Common Stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time consuming or costly or would otherwise discourage an attempt to acquire control of the Company. Under such circumstances, the availability of authorized and unissued shares of Common Stock may make it more difficult for shareholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Board of Directors of the Company in opposing such an attempt by a third party to gain control of the Company. The issuance of new shares of Common Stock could also be used to dilute ownership of a person or entity seeking to obtain control of the Company. Although the Company does not currently contemplate taking any such action, shares of Company capital stock could be issued for the purposes and effects described above, and the Board of Directors reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

     Transfer Agent. _______________ of ___________ serves as the transfer agent of the Company's Common Stock.

Preferred Stock

     The Company's Articles of Incorporation do not authorize any shares of Preferred Stock.

Description of Certain Statutory and Charter Provisions

     In addition to the utilization of authorized but unissued shares as described above, the Company's Articles and the Michigan Business Corporation Act (the "MBCA") contain other provisions which could be utilized by Company to impede certain efforts to acquire control of the Company. Those provisions include the following:

     Control Share Act. The MBCA contains provisions intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. These provisions regulate the acquisition of "control shares" of large public Michigan corporations (the "Control Share Act").

     The Control Share Act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20%, 33-1/3% or 50%. Under the Control Share Act, an acquirer may not vote "control shares" unless the corporation's disinterested shareholders vote to confer voting rights on the control shares. The acquiring person, officers of the target corporation, and directors of the target corporation who are also employees of the corporation are precluded from voting on the issue of whether the control shares shall be accorded voting rights. The Control Share Act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

     The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.

     The Control Share Act applies only to an "issuing public corporation." The Company falls within the statutory definition of an "issuing public corporation." The Control Share Act automatically applies to any "issuing public corporation" unless the corporation "opts out" of the statute by so providing in its articles of incorporation or bylaws. The Company has not "opted out" of the Control Share Act.

     Fair Price Act. Certain provisions of the MBCA (the "Fair Price Act") establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally any person who owns 10% or more of the outstanding voting shares of the company. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

     The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company is at least equal to the greater of (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the company except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends; and (iii) five (5) years have elapsed between the date of the interested shareholder becoming an interested shareholder and the date the business combination is consummated.

     The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

     Classified Board. The Board of Directors of the Company is classified into three classes, with each class serving a staggered, three-year term. Classification of the Board could have the effect of extending the time during which the existing Board of Directors could control the operating policies of Company even though opposed by the holders of a majority of the outstanding shares of Common Stock.

     Under the Company's Articles, all nominations for directors by a shareholder must be delivered to the Company in writing at least 60, but not more than 90, days prior to the annual meeting of the shareholders. A nomination that is not received within this period will not be placed on the ballot. The Board believes that advance notice of nominations by shareholders will afford a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, will provide an opportunity to inform shareholders about such qualifications. Although this nomination procedure does not give the Board of Directors any power to approve or disapprove of shareholder nominations for the election of directors, this nomination procedure may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed.

     The Company's Articles provide that any one or more directors may be removed at any time, with or without cause, but only by either: (i) the affirmative vote of a majority of "Continuing Directors" and at least 80% of the directors; or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least 80% of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. A "Continuing Director" is generally defined in the Articles as any member of the Board who is unaffiliated with any "interested shareholder" (generally, an owner of 10% or more of the Company's outstanding voting shares) and was a member of the Board prior to the time an interested shareholder became an interested shareholder, and any successor of a Continuing Director who is unaffiliated with an interested shareholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

     Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors and an 80% majority of all of the directors then in office, although less than a quorum. Any directors so chosen shall hold office until the next annual meeting of shareholders at which directors are elected to the class to which such a director was named and until their respective successors shall be duly elected and qualified or their resignation or removal. No decrease in the number of directors may shorten the term of any incumbent director.

     Notice of Shareholder Proposals. Under the Company's Articles, the only business that may be conducted at an annual or special meeting of shareholders is business that has been brought before the meeting by or at the direction of the majority of the directors or by a shareholder of the Company: (i) who provides timely notice of the proposal in writing to the secretary of the Company and the proposal is a proper subject for action by shareholders under

Michigan law or (ii) whose proposal is included in the Company's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission. To be timely, a shareholder's notice of proposal must be delivered to, or mailed to and received at the principal executive offices of the Company not less than 60 days prior to the date of the originally scheduled annual meeting regardless of any postponements, deferrals or adjournments of that meeting to a later date. With respect to special meetings, notice must be received by the Company not more than 10 days after the Company mails notice of the special meeting. The shareholder's notice of proposal must set forth in writing each matter the shareholder proposes to bring before the meeting including: (i) the name and address of the shareholder submitting the proposal, as it appears on the Company's books and records; (ii) a representation that the shareholder: (a) is a holder of record of stock of the Company entitled to vote at the meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to vote in person or by proxy at the meeting and to submit the proposal for shareholder vote; (iii) a brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and (iv) the description of any financial or other interest of the shareholder in the proposal. This procedure may limit to some degree the ability of shareholders to initiate discussions at annual shareholders meetings. It may also preclude the conducting of business at a particular meeting if the proposed notice procedures have not been followed.

     Certain Shareholder Action. The Company's Articles require that any shareholder action must be taken at an annual or special meeting of shareholders, that any meeting of shareholders must be called by the Board of Directors or the Chairman of the Board, and prohibit shareholder action by written consent. Shareholders of the Company are not permitted to call a special meeting of shareholders or require that the Board call such a special meeting. The MBCA permits shareholders holding in the aggregate 10% or more of all of the shares entitled to vote at a meeting to request the Circuit Court of the County in which the Company's principal place of business or registered office is located to order a special meeting of shareholders for good cause shown.

     Amendment or Repeal of Certain Provisions of the Articles. Under Michigan law, the Board of Directors need not adopt a resolution setting forth an amendment to the Articles before the shareholders may vote on it. Unless the Articles provide otherwise, amendments of the Articles generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series, or the par value of such shares, or would adversely affect the rights, powers, or preferences of such class or series, a majority of the outstanding stock of such class or series also would be required to approve the amendment.

     The Company's Articles require that in order to amend, repeal or adopt any provision inconsistent with Article VIII relating to the Board of Directors,
Article IX relating to shareholder proposals or Article X with respect to certain shareholder action, the affirmative vote of at least 80% of the issued and outstanding shares of Common Stock entitled to vote in the election of directors, voting as a single class must be received; provided, however, that such amendment or repeal or inconsistent provision may be made by a majority vote of such shareholders at any meeting of the shareholders duly called and held where such amendment has been recommended for approval by at least 80% of all directors then holding office and by a majority of the "continuing directors." These amendment provisions could render it more difficult to remove management or for a person seeking to effect a merger or otherwise gain control of the Company. These amendment requirements could, therefore adversely affect the potential realizable value of shareholders' investments.

     Board Evaluation of Certain Offers. Article XII of the Company's Articles provides that the Board of Directors shall not approve, adopt or recommend any offer of any person or entity (other than the Company) to make a tender or exchange offer for any Common Stock, to merge or consolidate the Company with any other entity, or to purchase or acquire all or substantially all of the Company's assets, unless and until the Board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of the Company and its shareholders. In doing so, the Board may rely on an opinion of legal counsel who is independent from the offeror, and/or it may test such legal compliance in front of any court or agency that may have appropriate jurisdiction over the matter.

     In making its determination, the Board must consider all factors it deems relevant, including but not limited to: (i) the adequacy and fairness of the consideration to be received by the Company and/or its shareholders, considering historical trading prices of the capital stock of the Company, the price that could be achieved in a negotiated sale of the Company as a whole, past offers, and the future prospects of the Company; (ii) the potential social and economic impact of the proposed transaction on the Company, its subsidiaries, its employees, customers and vendors; (iii) the potential social and economic impact of the proposed transaction on the communities in which the Company and its subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiring person or entity; and (v) the competence, experience and integrity of the proposed acquiring person or entity and its or their management.

     In order to amend, repeal, or adopt any provision that is inconsistent with
Article XII, at least 80% of the shareholders, voting together as a single class, must approve the change, unless the change has been recommended for approval by at least 80% of the directors, in which case a majority of the voting stock could approve the action.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company expects to have approximately 950,000 shares of its Common Stock outstanding. The 950,000 shares of the Company's Common Stock purchased in this Offering (plus any additional shares sold upon the Underwriter's exercise of its over-allotment option) have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and may generally be resold without registration under the Securities Act unless they were acquired by directors, executive officers, or other affiliates of the Company or the Bank (collectively, "Affiliates"). Affiliates of the Company may generally only sell shares of the Common Stock pursuant to the Commission's Rule 144.

     In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) of the Company may sell shares of the Common Stock within any three-month period in an amount limited to the greater of 1.0% of the outstanding shares of the Company's Common Stock (9,500 shares immediately after the completion of this Offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company.

     The Company and the directors and officers of the Company and the Bank (who are expected to hold an aggregate of approximately ___________ shares after this Offering), have agreed, or will agree, that they will not issue, offer for sale, sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock or any rights to purchase shares of Common Stock, in the open market or otherwise, without the prior written consent of the Underwriter for a period of 180 days from the date of this Prospectus. Prior to this Offering, there has been no public trading market for the Common Stock, and no predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale will have on the prevailing market price of the Common Stock after completion of this Offering. Nevertheless, sales of substantial amounts of Common Stock in the public market could have an adverse effect on prevailing market prices.

                                  UNDERWRITING

     The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, that it will purchase from the Company, on a firm commitment basis, 950,000 shares of the Company's Common Stock. The Underwriting Agreement provides that the obligations of the Underwriter thereunder are subject to certain conditions. The Underwriting Agreement provides for the Company's payment of certain expenses incurred in connection with the review of the underwriting arrangements for the Offering by the National Association of Securities Dealers, Inc. (the "NASD"). The Underwriter is obligated to purchase all 950,000 of the shares of Common Stock offered hereby, excluding shares covered by the over-allotment option granted to the Underwriter, if any are purchased.

     If the Underwriting Agreement is terminated, except in certain limited cases, the Underwriting Agreement provides that the Company will reimburse the Underwriter for all accountable out-of-pocket expenses incurred by it in connection with the proposed purchase and sale of the Common Stock, up to a maximum $50,000. The Company has advanced $20,000 to the Underwriter in connection with such expense reimbursement. The Underwriting Agreement provides that in the event the accountable out-of-pocket expenses to be reimbursed upon such termination total an amount less than $20,000, the Underwriter shall pay such difference to the Company.

     The Company and the Underwriter have agreed that the Underwriter will purchase the 950,000 shares of Common Stock offered hereunder at a price to the public of $10.00 per share less underwriting discounts of $____ per share. The Underwriter has agreed to limit the underwriting discounts to $____ per share for up to 100,000 shares sold by the Underwriter to officers and directors of the Company and the Bank and their immediate family members. The Underwriter proposes to offer the Common Stock to selected dealers who are members of the NASD, at a price of $10.00 per share less a commission not in excess of $______ per share. The Underwriter may allow, and such dealers may re-allow, concessions not in excess of $______ per share to certain brokers and dealers.

     The Underwriter has informed the Company that it does not intend to confirm sales of the shares of Common Stock offered hereby to any accounts over which it exercises discretionary authority.

     The Company has granted the Underwriter an option, exercisable for 30 days after the date of this Offering, to purchase up to 142,500 additional shares of Common Stock to cover over-allotments, if any, at the same price per share to be paid by the Underwriter for the other shares of Common Stock offered hereby. The Underwriter may purchase such shares only to cover over-allotments, if any, in connection with this Offering.

     The Company, its directors and executive officers and those of the Bank have agreed with the Underwriter, for a period of 180 days after the date of this Prospectus, not to issue, sell, offer to sell, grant any options for the sale of, or otherwise dispose of any shares of Common Stock or any rights to purchase shares of Common Stock, in the open market or otherwise, without the prior written consent of the Underwriter.

     The Underwriting Agreement contains indemnity provisions between the Underwriter and the Company and the controlling persons thereof against certain liabilities, including liabilities arising under the Securities Act. The Company is generally obligated to indemnify the Underwriter in connection with losses or claims arising out of any untrue statement of a material fact contained in this Prospectus or in related documents filed with the Commission or with any state securities administrator or any omission of certain material facts from such documents.

     There has been no public trading market for the Common Stock. The initial offering price was determined by negotiations between the Company and the Underwriter. This price is not based upon earnings or any history of operations and should not be construed as indicative of the present or anticipated future value of the Common Stock. Several factors were considered in determining the initial offering price of the Common Stock, among them the size of the Offering, the desire that the security being offered be attractive to individuals and the Underwriter's experience in dealing with initial public offerings for financial institutions.

                                LEGAL PROCEEDINGS

     Neither the Company nor the Bank is a party to any pending legal proceeding. Management believes there is no litigation threatened in which the Company or the Bank faces potential loss or exposure or which will materially affect shareholders' equity or the Company's business or financial condition upon completion of this Offering.

                                 LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Varnum, Riddering, Schmidt & Howlett LLP, Grand Rapids, Michigan. Honigman Miller Schwartz and Cohn, Detroit, Michigan, is acting as counsel for the Underwriter in connection with certain legal matters relating to the shares of Common Stock offered hereby.

                                     EXPERTS

     The financial statements of the Company included in this Prospectus have been audited by Plante & Moran, LLP, independent public accountants, as indicated in their report with respect thereto. Such financial statements are included herein and in the Registration Statement in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

     The Company is not currently a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but will be required to file reports pursuant to the Exchange Act following the completion of the offering. The Company, which will use a December 31 fiscal year end, intends to furnish its shareholders with annual reports containing audited financial information and, for the first three quarters of each fiscal year, quarterly reports containing unaudited financial information.

     Requests for such documents should be directed to Bruce H. McIntyre, Secretary, Clarkston Financial Corporation, P. O. Box 436, Clarkston, Michigan 48347-0436.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement with the Commission in accordance with the provisions of the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information pertaining to the shares of Common Stock offered hereby and to the Company, reference is made to the Registration Statement, including the Exhibits filed as a part thereof, copies of which can be inspected at and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Room 1400, 75 Park Place, New York, New York 10007. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions discussed above under "Description of Capital Stock -- Anti-Takeover Provisions" or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                                FINANCIAL REPORT
                                August 31, 1998

                                      INDEX


INDEPENDENT AUDITORS' REPORT............................................... F-2


FINANCIAL STATEMENTS

    Balance Sheet.......................................................... F-3

    Statement of Shareholder's Equity...................................... F-4

    Statement of Operations................................................ F-5

    Statement of Cash Flows................................................ F-6

    Notes to Financial Statements.......................................... F-7

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Clarkston Financial Corporation


We have audited the accompanying balance sheet of Clarkston Financial Corporation (a Company in the development stage) as of August 31, 1998, and the related statements of shareholder's equity, operations and cash flows for the period from May 18, 1998 (inception) through August 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clarkston Financial Corporation (a Company in the development stage) as of August 31, 1998, and the results of its operations and cash flows for the period from May 18, 1998 (inception) through August 31, 1998, in conformity with generally accepted accounting principles.


                                          Plante & Moran, LLP



September 9, 1998
Bloomfield Hills, Michigan

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                                  BALANCE SHEET
                                 August 31, 1998

                                     ASSETS
Cash                                                                       $  93,230
Deferred offering costs                                                       19,921
                                                                           ---------
               Total assets                                                  113,151
                                                                           =========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

Accounts payable                                                              34,970

Notes payable -related parties (Note 3)                                      120,000


SHAREHOLDER'S EQUITY


    Common stock, no par value; 60,000 shares authorized,
        one share issued and outstanding                                          10

    Accumulated deficit                                                      (41,829)
                                                                           ---------
               Total shareholder's equity                                    (41,819)
                                                                           ---------
               Total liabilities and shareholder's equity                  $ 113,151
                                                                           =========

See Notes to Financial Statements.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                        STATEMENT OF SHAREHOLDER'S EQUITY
             Period from May 18, 1998 (inception) to August 31, 1998

                                                                 DEFICIT
                                                                 ACCUMULATED
                                                                 DURING THE
                                           COMMON                DEVELOPMENT
                                           STOCK                 STAGE               TOTAL
                                           --------------        -------------       ------------
Balance at May 18, 1998                    $            -        $           -       $          -

Issuance of common stock                               10                    -                 10

Net Loss                                                -              (41,829)           (41,829)
                                           --------------         ------------       ------------
Balance at August 31, 1998                 $           10         $    (41,829)      $    (41,819)
                                           ==============         ==============     =============



See Notes to Financial Statements.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                             STATEMENT OF OPERATIONS
             Period from May 18, 1998 (inception) to August 31, 1998

REVENUE                                                              $         -

OPERATING EXPENSES
    Organizational costs                                                  35,673
    Office expenses                                                          878
    Insurance                                                                910
    Other                                                                  4,368
                                                                     -----------

        Total operating expenses                                          41,829
                                                                     -----------
Loss Before Income Tazes                                             $   (41,829)
Income Taxes (Note 4)                                                          -
                                                                     -----------
    NET LOSS                                                         $   (41,829)
                                                                     ===========


See Notes to Financial Statements.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                             STATEMENT OF CASH FLOWS
             Period from May 18, 1998 (inception) to August 31, 1998

Cash flows from operating activities from development stage operations -
        Net Loss                                                                  (41,829)
        Adjustments to reconcile net income from development stage operations to net cash provided by operating activities:
               Increase in accounts payable                                        34,970
                                                                                ---------
        Net cash used in operating activities                                      (6,859)

        Cash flows from investing activities                                            -

        Cash flows from financing activities
           Proceeds from related party notes payable                              120,000
           Deferred offering costs                                                (19,921)
           Sale of common stock                                                        10
                                                                                ---------

    Net cash provided by financing activities                                     100,089
                                                                                ---------

    Net increase in cash                                                           93,230

    CASH - beginning balance                                                            -
                                                                                ---------
    CASH - ending balance                                                       $  93,230
                                                                                =========

See Notes to Financial Statements.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 1998




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization  -  Clarkston   Financial   Corporation  (the  "Company")  was
     incorporated on May 18, 1998 as a bank holding company to establish and operate a new bank, Clarkston State Bank (the "Bank") in Clarkston, Michigan. The Company intends to raise a minimum of $8,730,000 in equity capital net of underwriting discounts and offering costs, through the sale of 950,000 shares of the Company's common stock at $10 per share. Proceeds from the offering will be used to capitalize the Bank, lease facilities and provide working capital.

     Basis of presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Organization and preopening costs - Organization and preopening costs represent incorporation costs, legal and accounting costs, salaries and other costs relating to the organization. Management anticipates that organization and preopening costs will approximate $200,000 through commencement of operations, which will be charged to expense as incurred.

     Deferred Offering Costs - Costs related to the offering of common stock have been deferred and will be netted against the offering proceeds when the sale of stock is completed.

NOTE 2 - NOTES PAYABLE - RELATED PARTIES

     Notes payable in the amount of $120,000 are outstanding to the Company's organizers. The notes bear interest at 5% per annum and are due on demand. Management intends to repay the loans from the proceeds of the common stock offering.

NOTE 3 - OPERATING LEASE - RELATED PARTIES

     The Company anticipates entering into a lease for its main operating facility under a five-year non-cancelable lease anticipated to expire on October 1, 2003. The facility will be leased from an entity owned entirely by the members of the Board of Directors of the Company. The lease payments are anticipated to be $5,000 per month for the first twenty-four months and $5,165 per month thereafter. The Company will be responsible for all taxes, utilities and maintenance. The Company's Bank subsidiary has budgeted $100,000 of leasehold improvements.

                         CLARKSTON FINANCIAL CORPORATION
                      (A Company in the Development Stage)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 1998



NOTE 3 - OPERATING LEASE - RELATED PARTIES (Continued)

     The  future  minimum  rental  payments   required  under  the  aniticipated
     non-cancelable operating lease as of August 31, 1998 are as follows:

                 1998                              $   15,000
                 1999                              $   60,000
                 2000                              $   60,495
                 2001                              $   61,980
                 2002                              $   61,980
                 2003                              $   46,485

NOTE 4 - INCOME TAXES

     At August 31, 1998, the Company had a $42,000 net operating loss carryforward. The tax benefit of there carryforwards has been offset by a valuation allowance.


NOTE 5 - STOCK OPTION PLANS

     The Board of Directors anticipate adopting a Director's stock option plan to purchase an aggregate of 75,000 shares. The options are anticipated to vest over five years with one-half of the options subject to a performance based vesting schedule, not to exceed ten years.

     In addition, the Company is anticipating adopting a stock compensation plan for its key employees with a ten-year vesting schedule.

     The exercise price of all options will equal or exceed the fair market value of the common stock at the date of grant.

--------------------------------------------------------------------------------
   No dealer, salesperson or any other person has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                ----------------

                                TABLE OF CONTENTS
                                                                            Page

Forward-Looking Statements................................................     2
Prospectus Summary........................................................     3
Risk Factors..............................................................     6
Use of Proceeds...........................................................    11
Dividend Policy...........................................................    11
Capitalization............................................................    12
Business..................................................................    13
Management................................................................    17
Certain Transactions......................................................    24
Principal Shareholders....................................................    25
Supervision and Regulation................................................    27
Description of Capital Stock..............................................    33
Shares Eligible for Future Sale...........................................    38
Underwriting..............................................................    39
Legal Proceedings.........................................................    40
Legal Matters.............................................................    40
Experts...................................................................    40
Additional Information....................................................    40
Index to Financial Statements.............................................   F-1

                              --------------------

   Until _______________, 1998 (90 days after the effective date of the offering), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

================================================================================


                                 950,000 Shares






                               CLARKSTON FINANCIAL
                                   CORPORATION

                                  Common Stock




                                   PROSPECTUS








                              RONEY CAPITAL MARKETS
                A division of FIRST CHICAGO CAPITAL MARKETS, INC.




                               ____________, 1998


================================================================================

                                     PART II

                     Information Not Required in Prospectus

Item 24.           Indemnification of Directors and Officers.

     Sections 561-571 of the Michigan Business Corporation Act, as amended (the "MBCA"), grant the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The MBCA also gives the Registrant broad powers to indemnify any such person against expenses and reasonable settlement payments in connection with any action by or in the right of the Registrant, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification may be made if such person is adjudged to be liable to the Registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by the MBCA to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith.

     The Registrant's Articles of Incorporation contain provisions entitling directors and executive officers of the Registrant to indemnification against certain liabilities and expenses to the full extent permitted by Michigan law.

     Under an insurance policy maintained by the Registrant, the directors and officers of the Registrant are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

     The Registrant has agreed to indemnify the Underwriter, and the Underwriter has agreed to indemnify the Registrant, against certain civil liabilities, including liabilities under the Securities Act, as amended. Reference is made to the Underwriting Agreement filed as Exhibit 1 herewith.

Item 25.          Other Expenses of Issuance and Distribution.

     Expenses in connection with the issuance and distribution of the securities being registered are estimated as follows, all of which are to be paid by the
Company:

SEC Registration Fee.......................................            $    3,223
NASD Filing Fee............................................                 1,593
Printing and Mailing Expenses..............................                30,000
Accounting Fees............................................                25,000
Transfer and Registrar's Fees..............................                 4,000
Legal Fees and Expenses....................................                75,000
Blue Sky Fees and Expenses.................................                15,000
Miscellaneous..............................................                 1,184
                                                                       ----------
                                                                         $155,000
                                                                       ==========

Item 26.          Recent Sales of Unregistered Securities.

     During the past several months, the registrant has borrowed approximately $325,000 from members of the registrant's Board of Directors to pay organizational and related expenses. To the extent that such transactions would be deemed to involve the offer or sale of a security, the registrant would claim an exemption under Rule 504 of Regulation D or Section 4(2) of To the Securities Act of 1933 for such transactions. In addition, the registrant sold one share of its Common Stock to David T. Harrison, the President and Chief Executive Officer of the Bank, for $10.00. The registrant also claims an exemption for such sale pursuant to Rule 504 of Regulation D or Section 4(2).


Item 27.          Exhibits.

     Reference is made to the Exhibit Index which appears at page II-4 of the Registration Statement.

Item 28.          Undertakings.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant of the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The undersigned Company hereby undertakes that it will provide to the underwriter, Roney Capital Markets, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to such purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clarkston, State of Michigan, on September 18, 1998.

                                      CLARKSTON FINANCIAL CORPORATION


                                      By: /s/ David T. Harrison
                                          David T. Harrison
                                          Chief Executive Officer, President and
                                          a Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edwin L. Adler and David T. Harrison, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Date


/s/ Edwin L. Adler                                            September 18, 1998
Edwin L. Adler, Chairman and Director

/s/ David T. Harrison                                         September 18, 1998
David T. Harrison, Principal
  Executive Officer and a Director

/s/ James L. Richardson                                       September 18, 1998
James L. Richardson, Principal Financial
   and Accounting Officer

/s/ Louis D. Beer                                             September 18, 1998
Louis D. Beer, Director

/s/ Charles L. Fortinberry                                    September 18, 1998
Charles L. Fortinberry, Director

/s/ William J. Clark                                          September 18, 1998
William J. Clark, Director

/s/ Bruce H. McIntyre                                         September 18, 1998
Bruce H. McIntyre, Secretary and Director

/s/ Robert A. Olsen                                           September 18, 1998
Robert A. Olsen, Director

/s/ John H. Welker                                            September 18, 1998
John H. Welker, Director

                                  EXHIBIT INDEX

                                                                    Sequentially
                                                                        Numbered
                  Exhibit Number and Description                            Page

1*       Form of Underwriting Agreement

3.1      Articles of Incorporation of Clarkston Financial Corporation

3.2      Bylaws of Clarkston Financial Corporation

4*       Specimen stock certificate of Clarkston Financial Corporation

5        Opinion of Varnum, Riddering, Schmidt & Howlett LLP

10.1     Clarkston Financial Corporation Stock Compensation Plan

10.2     Clarkston Financial Corporation 1998 Founding Directors'
         Stock Option Plan

10.3 Lease Agreement dated September 10, 1998, between Clarkston Building Co., LLC and Clarkston State Bank for the facility located at 15 South Main Street, Clarkston, Michigan 48346

10.4* Data Processing Agreement between Jack Henry and Associates, Inc. and Clarkston State Bank dated __________, 1998

21       Subsidiaries of the Registrant

23.1     Consent of Plante & Moran, LLP, independent public accountants

23.2 Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in opinion filed as Exhibit 5)

24 Power of Attorney (included on the signature page on page II-3 of the Registration Statement)

27       Financial Data Schedule


* To be filed by amendment

EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                         CLARKSTON FINANCIAL CORPORATION


     The following Restated Articles of Incorporation are executed by the undersigned Corporation pursuant to the provisions of Sections 641-643, Act 284, Public Acts of 1972, as amended.

         1. The present name of the Corporation is Clarkston Financial Corporation.

         2.       The identification number assigned by the Bureau is 515-318.

         3.       All former names of the Corporation are: None.

         4. The date of filing of the original Articles of Incorporation was May 18, 1998.

     The following Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation for the Corporation:

                                    ARTICLE I

     The name of the Corporation is Clarkston Financial Corporation.

                                   ARTICLE II

     The purpose, or purposes, for which the Corporation is organized is to engage in the business of a bank holding company to be registered under the Bank Holding Company Act of 1956, being 12 U.S.C. sections 1841 to 1850 (as amended from time to time, and including any successor statutes) and, without in any way being limited by the foregoing specific purpose, to engage in any activity within the purposes for which corporations may be organized under the Business Cor poration Act of Michigan.

                                   ARTICLE III

     The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Ten Million (10,000,000) shares of common stock. The authorized shares of common stock are all of one class with equal voting power, and each share shall be equal to every other share.

                                   ARTICLE IV

     The address of the registered office and mailing address is 700 East Maple Street, Suite 303, Birmingham, Michigan 48009. The name of the resident agent is Bruce H. McIntyre.

                                    ARTICLE V

     When a compromise or arrangement, or a plan of reorganization of the Corporation, is proposed between the Corporation and its creditors, or any class of them, or between the Corporation and its shareholders, or any class of them, a court of equity jurisdiction within the state, on application of the Corporation, a creditor or shareholder thereof, or a receiver appointed for the Corporation, may order a meeting of the creditors, or class of creditors, or of the shareholders, or class of shareholders, to be affected by the proposed compromise, arrangement, or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders to be affected by the proposed compromise, arrangement, or reorganization, agree to a compromise or arrangement or to a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on the Corporation.

                                   ARTICLE VI

     No  director  of  the  Corporation   shall  be  personally  liable  to  the
Corporation or any of its shareholders for monetary damages for a breach of fiduciary duty as a director. However, this Article VI shall not eliminate or limit the liability of a director for any breach of duty, act or omission for which the elimination or limitation of liability is not permitted by the Michigan Business Corporation Act, as amended from time to time. No amendment, alteration, modification, repeal or adoption of any provision in these Articles of Incorporation inconsistent with this Article VI shall have any effect to increase the liability of any director of the Corporation with respect to any act or omission of such director occurring prior to such amendment, alteration, modification, repeal or adoption.

                                   ARTICLE VII

     Directors and executive officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or executive officer was serving at the request of the Corporation. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, executive officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings, arising from acts or omissions occurring after the date that this Corporation's Articles of Incorporation were originally filed with the Corporation, Securities and Land Development Bureau of the Michigan Department of Consumer and Industry Services, and to directors, executive officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, executive officers and other persons referred to in this Article. The right of indemnity provided pursuant to this Article shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve that are not inconsistent with the Michigan Business Corporation Act (or other law). Any amendment, alteration, modification, repeal or adoption of any provision in the Articles of Incorporation inconsistent with this Article VII shall not adversely affect any indemnification right or protection of a director or executive officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.

                                  ARTICLE VIII

     Section 1. Authority and Size of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

          A. At least eighty percent (80%) of the Board of Directors, and

          B. A majority of the Continuing Directors (as hereinafter defined).

     Section 2. Classification of Board and Filling of Vacancies. Subject to applicable law, the directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     Section 3. Removal of Directors. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Articles of Incorporation or the Bylaws of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class.

     Section 4. Certain Definitions. For the purposes of this Article VIII:

          A. A "person" shall mean any individual, firm, corporation or other entity.

          B. "Interested Shareholder" shall mean any person, other than the Corporation or any Subsidiary, who or which:

               (i) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate of the Corporation and at any time within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          C. A person shall be a "beneficial owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has
          (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date this Article of the Articles of Incorporation is filed with the Corporation, Securities and Land Development Bureau of the Michigan Department of Consumer and Industry Services.

          F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 4, the term "Subsidiary" shall mean only a Corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          G. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     Section 5. Powers of Continuing Directors. A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII.

     Section 6. Nominations for Board. Nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation (a) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation.

     Each  shareholder's  notice of intent to make a nomination shall set forth:
(i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the Corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such proposed nominee to serve as a director.

     No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors.

                                   ARTICLE IX

     The Board of Directors of the Corporation shall submit for consideration and vote by the shareholders, at any meetings of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting
(a) who submits to the Corporation a timely Notice of Proposal in accordance with the requirements of this Article IX and the proposal is a proper subject for action by shareholders under Michigan law, or (b) whose proposal is included in the Corporation's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission.

     Each shareholder's Notice of Proposal shall set forth:

          (a) The name and address of the shareholder submitting the proposal, as they appear on the Corporation's books and records;

          (b) A representation that the shareholder (i) is a holder of record of stock of the Corporation entitled to vote at such meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote;

          (c) A brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and

          (d) A description of any financial or other interest of such shareholder in the proposal.

     A Notice of Proposal must be given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation (a) with respect to a proposal to be presented at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to a proposal to be presented at a special meeting of shareholders, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation.

     The secretary of the Corporation shall notify a shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of this Article IX. The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with all such requirements.

                                    ARTICLE X

     Except as otherwise required by law, any action required or permitted to be taken on or after May 1, 1999, by any shareholders of the Corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders. Except as may be otherwise required by law, special meetings of shareholders of the Corporation may be called only by the Board of Directors or the Chairman of the Board.

                                   ARTICLE XI

     Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of voting stock of the Corporation, voting as a single class, shall be required to amend or repeal Article VIII, Article IX, Article X, or Article XI of these Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. The term "Continuing Directors" is defined in Article VIII.

                                   ARTICLE XII

     Section 1. Matters to be Evaluated. The Board of Directors of this Corporation shall not approve, adopt or recommend any offer of any person or entity, other than the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its shareholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the Corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders under the offer considering historical trading prices of the Corporation's stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for this Corporation and its business; (ii) the potential social and economic impact of the offer and its consummation on this Corporation, and its subsidiaries and their respective employees, depositors and other customers and vendors; (iii) the potential social and economic impact of the offer and its consummation on the communities in which the Corporation and any subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiror or acquirors; and (v) the competence, experience and integrity of the proposed acquiror or acquirors and its or their management.

     Section 2. Amendment, Repeal, etc. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article XII; provided, however, that this Article XII shall be of no force or effect if the proposed amendment, repeal or other action has been recommended for approval by at least eighty percent (80%) of all directors then holding office.

     These Restated Articles of Incorporation were duly adopted on the 18th day of September, 1998, in accordance with the provisions of Section 642 of the Act and were duly adopted by written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

     Signed this 18th day of September, 1998.


                                     By /s/ David T. Harrison
                                        David T. Harrison
                                        President




Document No. 173396 ver. 1

EXHIBIT 3.2

                                   B Y L A W S

                                       OF

                         CLARKSTON FINANCIAL CORPORATION

                             A Michigan corporation


                                    ARTICLE I
                                     OFFICES

     1.1 Registered Office. The registered office of the corporation shall be located at the address specified in the Articles of Incorporation or at such other place as may be determined by the Board of Directors if notice thereof is filed with the State of Michigan.

     1.2 Other Offices. The business of the corporation may be transacted at such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II
                                 CAPITAL SHARES

     2.1 Share Certificates. Certificates representing shares of the corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed in the name of the corporation by the Chairman of the Board of Directors, the President or a Vice President, and may also be signed by another officer of the corporation, and shall be sealed with the seal of the corporation, if one is adopted. If an officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

     2.2 Replacement of Lost or Destroyed Certificates. If a share certificate is lost or destroyed, no new certificate shall be issued in place thereof until the corporation has received such assurances, representations, warranties, or guarantees from the registered holder as the Board of Directors, in its sole discretion, deems advisable and until the corporation receives such indemnification against any claim that may be made on account of the lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with such sureties, if any, as the Board of Directors, in its sole discretion, deems advisable. Any new certificate issued in place of any lost or destroyed certificate shall be plainly marked "duplicate" upon its face.

     2.3 Transfer of Shares; Shareholder Records. Capital shares of the corporation shall be transferable only upon the books of the corporation. The old certificates shall be surrendered to the corporation by delivery to the person in charge of the transfer books of the corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer and the old certificates shall be cancelled before a new certificate is issued. The corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the date when they respectively became holders of record thereof at its registered office. The corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

     2.4 Rules Governing Share Certificates. The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of share certificates.

     2.5 Record Date for Share Rights. The Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend or other distribution, or any such allotment of rights, or to exercise rights with respect to any such change, conversion, or exchange of capital shares and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the corporation after such record date. If the Board of Directors shall fail to fix a record date, the record date for the purposes specified herein shall be the close of business on the date on which the resolution of the Board of Directors relating thereto is adopted.

     2.6 Dividends. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon the corporation's outstanding shares out of funds legally available for such purposes which may be payable in cash or other property permitted by law.

     In addition to the declaration of dividends or other distributions provided in the preceding paragraph of this Section 2.6, the Board of Directors, in its discretion, may from time to time declare and direct payment of a dividend in shares of this corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Business Corporation Act of Michigan.

     2.8 Redemption of Control Shares. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the corporation, shall, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be subject to redemption by the Corporation. After an acquiring person statement has been filed with the Corporation and after the meeting at which the voting rights of the control shares acquired in a control shares acquisition are submitted to the shareholders, the shares shall be subject to redemption by the Corporation unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act. Redemptions of shares pursuant to this bylaw shall be at the fair value of the shares pursuant to procedures adopted by the Board of Directors of the Corporation.

     The terms "control shares", "control share acquisition", "acquiring person statement", "acquiring person" and "fair value" as used in this bylaw, shall have the meanings ascribed to them, respectively, in Chapter 7B (known as the Stacey, Bennett, and Randall Shareholder Equity Act) of the Michigan Business Corporation Act.

                                   ARTICLE III
                                  SHAREHOLDERS

     3.1 Place of Meetings. Meetings of shareholders shall be held at the registered office of the corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, that if a shareholders meeting is to be held at a place other than the registered office, the notice of the meeting shall designate such place.

     3.2 Annual Meeting. Annual meetings of shareholders for election of directors and for such other business as may come before the meeting shall be held on the third Tuesday of April in each year, but if such day is a legal holiday, then the meeting shall be held on the first business day following, at such time as may be fixed by the Board of Directors, or at such other date and time within the four (4) months next succeeding the end of the corporation's fiscal year as may be designated by the Board of Directors and stated in the notice of the meeting. If the annual meeting is not held on the date specified, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

     3.3 Special Meetings. Special meetings of shareholders may be called by the Chairman of the Board, the President, or the Secretary and shall be called by one of them pursuant to resolution therefor by the Board of Directors, or upon receipt of a request in writing, stating the purpose or purposes thereof, and signed by shareholders of record owning a majority of the issued and outstanding voting shares of the corporation.

     3.4 Record Date for Notice and Vote. The Board of Directors may fix in advance a date not more than sixty (60) nor less than ten (10) days before the date of a shareholders meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at the meeting or adjournments thereof or to express consent or to dissent from a proposal without a meeting. If the Board of Directors fails to fix a record date as provided in this Section 3.4, the record date for determination of shareholders entitled to notice of or to vote at a shareholders meeting shall be the close of business on the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders entitled to express consent or to dissent from a proposal without a meeting shall be the close of business on the day on which the resolution of the Board of Directors relating to the proposal is adopted.

     3.5 Notice of Meetings. Written notice of the time, place, and purpose of any shareholders meeting shall be given to shareholders entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be given either by delivery in person to shareholders or by mailing such notice to shareholders at their addresses as the same appear in the records of the cor poration; provided, however, that attendance of a person at a shareholders meeting, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     3.6 Voting Lists. The corporation's officer or the agent having charge of its share transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series and shall show the address of, and number of shares held by, each shareholder. The list shall be produced at the time and place of the shareholders meeting and be subject to inspection, but not copying, by any shareholder at any time during the meeting for the purpose of determining who is entitled to vote at the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 3.6 have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be ad journed until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

     3.7 Voting. Except as may be otherwise provided in the Articles of Incorporation, each shareholder entitled to vote at a shareholders meeting, or to express consent or dissent without a meeting, shall be entitled to one vote, in person or by written proxy, for each share entitled to vote held by such share holder; provided, however, that no proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period. A vote may be cast either orally or in writing as announced or directed by the person presiding at the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the express provisions of the Michigan Business Corporation Act or the Articles of Incorporation. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an elec tion.

     3.8 Quorum. Except as may be otherwise provided in the Articles of Incorporation, shares equaling a majority of all of the voting shares of the corporation issued and outstanding, represented in person or by proxy, shall constitute a quorum at a meeting. Meetings at which less than a quorum is represented may be adjourned by a vote of a majority of the shares present to a future date without further notice other than the announcement at such meeting and, when a quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called. Shareholders present in person or by proxy at any shareholders meeting may continue to do business until adjournment, notwithstanding the withdrawal of shareholders to leave less than a quorum.

     3.9 Conduct of Meetings. The officer who is to preside at meetings of shareholders pursuant to Article V of these Bylaws, or his or her designee, shall determine the agenda and the order in which business shall be conducted unless the agenda and the order of business have been fixed by the Board of Directors. Such officer or designee shall call meetings of shareholders to order and shall preside unless otherwise determined by the affirmative vote of a majority of all the voting shares of the corporation issued and outstanding. The secretary of the corporation shall act as secretary of all meetings of shareholders, but in the absence of the secretary at any shareholders meeting, or his or her inability or refusal to act as secretary, the presiding officer may appoint any person to act as secretary of the meeting.

     3.10 Inspector of Elections. The Board of Directors may, in advance of a shareholders meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the person presiding at the shareholders meeting may, and on request of a shareholder entitled to vote thereat, shall, appoint one or more persons to fill such vacancy or vacancies or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count, and tabulate votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all share holders.

                                   ARTICLE IV
                                    DIRECTORS

     4.1 Board of Directors. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the corporation shall be managed by a Board of Directors. The Board of Directors shall consist of that number of directors specified in compliance with Article VIII of the Articles of Incorporation. The Board of Directors shall be divided into three
(3) classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the annual meeting of shareholders to be held in 1999 and until their respective successors are duly elected and qualified or their resignation or removal. The term of office of directors of the second class shall expire at the annual meeting of shareholders to be held in 2000 and until their respective successors are duly elected and qualified or their resignation or removal. The term of office of directors of the third class shall expire at the annual meeting of shareholders to be held in 2001 and until their resignation or removal. Subject to the foregoing, at each annual meeting of shareholders, commencing at the annual meeting to be held in 1999, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting. Directors shall serve until their respective terms expire and their successors are elected and qualified or until their earlier resignation or removal.

     4.2 Resignation and Removal. A director may resign by written notice to the corporation, which resignation is effective upon its receipt by the corporation or at a subsequent time as set forth in the notice.


     Notwithstanding any other provisions of these Bylaws or the Articles of Incorporation of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Bylaws or by the Articles of Incorporation of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (I) the affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

     4.3 Vacancies and Increase in Number. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     4.4 Place of Meetings and Records. The directors shall hold their meetings and maintain the minutes of the proceedings of meetings of shareholders, the Board of Directors, and committees of the Board of Directors, if any, and keep the books and records of account for the corporation in such place or places, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

     4.5 Annual Meetings. The annual meeting of the Board of Directors shall be held, without notice other than this Section 4.5, at the same place and immediately after the annual shareholders meeting. If such meeting is not so held, whether because a quorum is not present or for any other reason, or if the directors were elected by written consent without a meeting, the annual meeting of the Board of Directors shall be called in the same manner as hereinafter provided for special meetings of the Board of Directors.

     4.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting.

     4.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the president and shall be called by one of them on the written request of any five (5) directors, upon at least two (2) days written notice to each director, or twenty-four (24) hours notice, given personally or by telephone or telegram. The notice does not need to specify the business to be transacted or the purpose of the special meeting. Attendance of a director at a special meeting constitutes a waiver of notice of the meeting, except where a director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     4.8 Quorum and Vote. A majority of the members of the Board then in office constitutes a quorum for the transaction of business and the vote of a majority of the members present at any meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is specifically required by the Articles of Incorporation or these Bylaws. If a quorum is not present, the members present may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum is present.

     4.9 Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all members of the Board of Directors, then in office, or such committee, consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee and the consent shall have the same effect as a vote of the Board of Directors or committee for all purposes.

     4.10 Report to Shareholders. The Board of Directors shall cause a financial report of the corporation for the preceding fiscal year to be made and distributed to each shareholder within four months after the end of each fiscal year. The report shall include the corporation's statement of income, its year-end balance sheet, and, if prepared by the corporation, its statement of source and application of funds.

     4.11 Corporate Seal. The Board of Directors may authorize a suitable corporate seal, which seal shall be kept in the custody of the Secretary and used by the Secretary.

     4.12 Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at meetings of the Board or of any committee of which they are a member. In addition thereto or in lieu thereof, as determined by resolution of the Board of Directors, a director may be paid a fixed sum for attendance at each meeting of the Board, or of a committee thereof, or may be paid a stated salary for serving as a director as well as an additional stated salary for serving on any committee of the Board.

     4.13 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee consisting of one or more of the directors of the corporation. At all meetings of the executive committee, a majority of the members of the committee shall constitute a quorum and the act of a majority of the members present at any executive committee meeting at which there is a quorum present shall be the act of the executive committee. The executive committee, to the extent provided in said resolution or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board may designate one or more other committees which shall have such powers and duties as may be determined by the Board. All committees shall keep regular minutes of their proceedings and report to the Board when required. No committee shall have the power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, fill vacancies in the Board of Directors, fix compensation of the directors for serving on the Board or on a committee, amend these Bylaws, or declare a dividend or authorize the issuance of shares unless the power to declare a dividend or to authorize the issuance of shares is granted to such committee by specific resolution of the Board of Directors.

     4.14 Meeting Participation by Use of Communication Equipment. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or commit tee, as the case may be, by using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section 4.14 shall constitute presence at the meeting.

                                    ARTICLE V
                                    OFFICERS

     5.1 Officers. The officers of the corporation shall be a president, a treasurer, and a secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a chairman and one or more vice presidents who shall also be officers of the corporation if elected. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. None of the officers of the corporation, other than the chairman, need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual shareholders meeting. Any two (2) or more offices may be held by the same person, but an officer shall not execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged, or verified by two (2) or more officers.

     5.2 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board may, by specific resolution, empower the chairman, the president, or the executive committee, if such a committee has been designated by the Board, to appoint such subordinate officers or agents and to determine their powers and duties.

     5.3 Removal. The chairman, president, any vice president, secretary, and treasurer may be removed at any time, with or without cause, but only by the affirmative vote of a majority of the whole Board of Directors. Any assistant secretary or assistant treasurer, or subordinate officer or agent appointed pursuant to Section 5.2, may be removed at any time, with or without cause, by action of the Board of Directors or by the committee or officer, if any, empowered to appoint such assistant secretary or assistant treasurer or subordinate officer or agent.

     5.4 Compensation of Officers. Compensation of officers for services rendered to the corporation shall be established by the Board of Directors.

     5.5 Chairman. The Chairman of the Board of Directors, if one be elected, shall be elected by the directors from among the directors then serving. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors and shall perform such other duties as may be determined by resolution of the Board of Directors including, if the Board shall so determine, acting as the chief executive officer of the corporation, in which case the Chairman shall have general supervision, direction, and control of the business of the corporation and shall have the general powers and duties of management usually vested in or incident to the office of the chief executive officer of a corporation.

     5.6 President. Unless the Board shall determine otherwise, the President shall be the chief executive officer as well as the chief operating officer of the corporation and shall have general supervision, direction, and control of the business of the corporation as well as the duty and responsibility to implement and accomplish the objectives of the corporation. In the absence or nonelection of a chairman, the president shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The president shall perform such other duties as may be assigned by the Board of Directors.

     5.7 Vice Presidents. Each vice president shall have such power and shall perform such duties as may be assigned by the Board of Directors and may be designated by such special titles as the Board of Directors shall approve.

     5.8 Treasurer. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be selected by the Board of Directors. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the chief executive officer, taking proper vouchers for such disbursements. In general, the treasurer shall perform all duties incident to the office of treasurer and such other duties as may be assigned by the Board of Directors.

     5.9 Secretary. The secretary shall give or cause to be given notice of all meetings of shareholders and directors and all other notices required by law or by these Bylaws; provided, however, that in the case of the secretary's absence, or refusal or neglect to do so, any such notice may be given by any person so directed by the chief executive officer or by the directors, or by the shareholders upon whose requisition the meeting is called, as provided in these Bylaws. The secretary shall record all the proceedings of meetings of shareholders and of the directors in one or more books provided for that purpose and shall perform all duties incident to the office of secretary and such other duties as may be assigned by the Board of Directors.

     5.10 Assistant Treasurers and Assistant Secretaries. Assistant treasurers and assistant secretaries, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors or by the officer or committee who shall have appointed such assistant treasurer or assistant secretary.

     5.11 Bonds. If the Board of Directors shall require, the treasurer, any assistant treasurer, or any other officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of his or her respective duties and offices.

                                   ARTICLE VI
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     6.1 Contracts. The Board of Directors may authorize any officer, or officers, or agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

     6.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     6.3 Checks. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer, or officers, or agent, or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     6.4 Deposits. All funds of the corporation, not otherwise employed, shall be deposited to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Fiscal Year. The fiscal year of this corporation shall be fixed by resolution of the Board of Directors.

     7.2 Notices. Whenever any written notice is required to be given under the provisions of any law, the Articles of Incorporation, or by these Bylaws, it shall not be construed or interpreted to mean personal notice, unless expressly so stated, and any notice so required shall be deemed to be sufficient if given in writing by mail, by depositing the same in a Post Office box, postage prepaid, addressed to the person entitled thereto at his or her address as it appears in the records of the corporation. Such notice shall be deemed to have been given at the time and on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law or these Bylaws.

     7.3 Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     7.4 Voting of Securities. Securities of another corporation, foreign or domestic, standing in the name of this corporation, which are entitled to vote may be voted, in person or by proxy, by the chairman or the president of this corporation or by such other or additional persons as may be designated by the Board of Directors.

     7.5 Inconsistencies with Articles of Incorporation. In the event of any inconsistency between any provision of these Bylaws and any provision of the corporation's Articles of Incorporation, the Articles of Incorporation shall control.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Indemnification of directors, officers and others shall be made by the corporation as provided in the Articles of Incorporation.

                                   ARTICLE IX
                                   AMENDMENTS

     These Bylaws may be amended or repealed or new Bylaws adopted by a majority vote of the Board of Directors at any regular or special meeting, without prior notice of intent to do so, or by vote of the holders of a majority of the outstanding voting shares of the corporation at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting.

         I, Bruce H. McIntyre, CERTIFY that:

         (1) I am the duly constituted Secretary of Clarkston Financial Corporation, and as such officer am the official custodian of its records;

         (2) The foregoing bylaws are the Bylaws of Clarkston Financial Corporation, a Michigan corporation, and all of them, as now lawfully in force and effect.

         IN TESTIMONY WHEREOF, I have here unto affixed my official signature and seal of the said corporation, in the city of Clarkston, Michigan, on this 18th day of September, 1998.



                                     /s/ Bruce H. McIntyre
                                    Secretary


(SEAL)




Document No. 200431 ver. 1

EXHIBIT 5


                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP
                                ATTORNEYS AT LAW

                               BRIDGEWATER PLACE
             POST OFFICE BOX 352 - GRAND RAPID, MICHIGAN 49501-0352
                   TELEPHONE 616/336-6000 - FAX 616/336-7000


                               September 18, 1998


Clarkston Financial Corporation
P. O. Box 436
Clarkston, Michigan 48347-0436

Ladies and Gentlemen:

     This opinion is rendered in connection with the proposed issue and sale by Clarkston Financial Corporation, a Michigan corporation (the "Company") of up to 1,092,500 shares of the Company's common stock, no par value (the "Common Stock"), upon the terms and conditions set forth in the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. We have acted as counsel for the Company in connection with the issuance and sale of Common Stock by the Company.

     In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of rendering this opinion.

     Based upon the foregoing, we advise you that, in our opinion, the shares of Common Stock of the Company, in an amount up to 1,092,500 shares to be issued by the Company as described in the Registration Statement in accordance with the terms stated in the Registration Statement, including receipt by the Company of payment for such shares of Common Stock as described in the Registration Statement, at the time the Registration Statement becomes effective, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission relating thereto.

                                Very truly yours,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                  /s/ Varnum, Riddering, Schmidt & Howlett LLP




::ODMA\PCDOCS\GRR\191504\1

EXHIBIT 10.1

                         CLARKSTON FINANCIAL CORPORATION
                             STOCK COMPENSATION PLAN

                                    ARTICLE 1
                      ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. CLARKSTON FINANCIAL CORPORATION, a Michigan corporation (the "Company"), hereby establishes a stock compensation plan to be known as the "Clarkston Financial Corporation Stock Compensation Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options and restricted stock to key employees of the Company and its subsidiaries.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and award such employees. Compensation related to Awards under the Plan is generally intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").

     1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date.

                                    ARTICLE 2
                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     2.1 Award  means any award  under this Plan of any  Options  or  Restricted
Stock.

     2.2 Award Agreement means an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

     2.3 Award Date means the date that an Award is made, as specified in an Award Agreement.

     2.4 Board means the Board of Directors of the Company.

     2.5 Change in Control is defined in Article 11.

     2.6 Code means the Internal Revenue Code of 1986, as amended.

     2.7 Committee means the Committee, as specified in Article 3, appointed by the Board to administer the Plan, no members of which shall be eligible to receive an Award pursuant to the Plan.

     2.8 Common Stock means the Common Stock, no par value per share, of the Company.

     2.9 Disability means permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

     2.10 Effective Date means September 18, 1998.

     2.11 Employee means a salaried employee (including officers and directors who are also employees) of the Company or a Subsidiary.

     2.12 Fair Market Value means, as long as the Common Stock is not actively traded in any recognized market, the average price per share at which shares of Common Stock were bought and sold during the three (3) preceding months in transactions known to management of the Company involving 100 or more shares between purchasers and sellers none of whom are directors or officers of the Company or any Subsidiary. If there have been no such transactions, the "Fair Market Value" shall be determined in good faith by the Committee. If the shares of Common Stock are actively traded on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ") or the OTC Bulletin Board, then Fair Market Value means, as to Incentive Stock Options, the closing sale price per share of the Common Stock on the relevant valuation date on the NASDAQ or the OTC Bulletin Board. If no sale of shares of Common Stock is reflected on the NASDAQ or the OTC Bulletin Board on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on the NASDAQ or the OTC Bulletin Board. Fair Market Value means, as to Nonqualified Stock Options, the average NASDAQ or OTC Bulletin Board closing sale prices per share of the Common Stock during the calendar month immediately preceding the relevant valuation date.

     2.13 Incentive Stock Option or ISO means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.14 Non-Employee Director has the meaning set forth in Rule 16b-3(b)(3)(i) or any successor definition adopted by the Securities and Exchange Commission.

     2.15 Nonqualified Stock Option or NQSO means an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.16 Option means an Incentive Stock Option or a Nonqualified Stock Option.

     2.17 Option Price means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.18 Participant means an Employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

     2.19 Retirement (including Normal, Early and Disability Retirement) means the termination of a Participant's employment with the Company or a Subsidiary with eligibility for normal, early or disability retirement benefits under the terms of the Company's profit sharing plan, as amended and in effect at the time of such termination of employment.

     2.20 Restricted Stock means an Award granted to a Participant under Article 7 of this Plan.

     2.21 Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Act"), as amended from time to time or any successor rule.

     2.22 Subsidiary means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.23 Termination of Employment means the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an Employee of the Company or another Subsidiary.

                                    ARTICLE 3
                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Non-Employee Director. Initially, the Committee shall consist of all directors of the Company who are Non-Employee Directors.

     3.2 Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key Employees of the Company or a Subsidiary. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

          (a) To select the key Employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

          (b) To determine whether and to what extent Options and Restricted Stock, or any combination thereof, are to be granted under the Plan;

          (c) To determine the number of shares of Common Stock to be covered by each Award;

          (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

          (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

          (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

          (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. However, the Committee shall take no action which will impair any Award previously granted under the Plan or cause the Plan or the Award not to meet the requirements of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the
Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

                                    ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 11.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 25,000 shares, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 and such interpretations thereof. If an Award expires unexercised or is forfeited, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, however, that any such shares subject to a forfeited or canceled Award shall not again be made subject to an Award Agreement to any Participant who received, directly or indirectly, any of the benefits of ownership of the securities underlying such Award, excluding the right to vote such shares.

                                    ARTICLE 5
                                   ELIGIBILITY

     The persons who shall be eligible to receive Awards under the Plan shall be such key Employees as the Committee shall select from time to time. In making such selections, the Committee shall consider such factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

                                    ARTICLE 6
                                  STOCK OPTIONS

     6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option ("ISO") or a Nonqualified Stock Option ("NQSO").

     6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

          (a) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

          (b) Option Term. The term of each Option shall be fixed by the Commit tee, but no Option shall be exercisable more than ten (10) years after the date the Option is granted.

          (c) Exercisability and Vesting. Except as provided in Section 11.2, no Option shall be exercisable in either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement; provided, however, that each Option shall include a minimum vesting period of three years from the Award Date during which period the Options shall vest in approximately equal percentages for the first three years, or such longer vesting period as the Committee may determine. Notwithstanding the foregoing, a Participant's outstanding Options under the Plan will be fully vested and exercisable upon the Participant's death or Disability or upon the occurrence of a change in control as provided in
     Section 11.2. In addition, the Committee may waive the vesting requirement for Participants awarded Options on only a nominal number of shares. The Committee may at any time waive such vesting requirements, in whole or in part, based on such factors as the Committee may determine; provided, however, that the Committee may not waive the minimum vesting requirements of this Section 6.4(c).

          (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned for at least six months by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 12.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period (as defined in Section 7.3(a)), applicable to the shares of Restricted Stock surrendered therefor.

          (e) Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All Options shall be exercisable, during the Participant's lifetime, only by such Participant. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

          (f) Termination of Employment. Upon Termination of Employment for any reason each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employ ment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of ninety
     (90) days following Termination of Employment, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise.

          (g) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within ninety
     (90) days after his death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in
     Section 6.4(f), at any time within the longer of such extended period or six (6) months after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

          (h) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f) or (g) is applicable shall terminate upon expiration of such exercise period.

          (i) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

                                    ARTICLE 7

                                RESTRICTED STOCK

     7.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     7.2 Awards and Certificates. A prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

          (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Clarkston Financial Corporation Stock Compensation Plan and related Award Agreement entered into between the registered owner and the Company, dated . Copies of such Plan and Agreement are on file in the offices of the Company, ______________, Clarkston, Michigan."

          (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     7.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

          (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine. Each Award of Restricted Stock shall include a minimum vesting period of three years from the Award Date, during which period the shares of Restricted Stock shall vest in approximately equal percentages for the first three years or such longer vesting period as the Committee may determine; provided, however, that the Committee may waive the vesting requirement for Participants awarded only a nominal number of shares of Restricted Stock.

          (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

          (c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 7, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

          (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

                                    ARTICLE 8
                                ADDITIONAL TERMS

     Notwithstanding anything to the contrary in this Plan or any Award Agreement, the primary federal regulator of the Company or any Subsidiary that is a depository institution shall have the right in its discretion to direct the Company to require Participants to exercise or forfeit their Awards if the capital of the Company or any Subsidiary that is a depository institution falls below the minimum capital required by applicable laws, rules and regulations, as determined by the primary state or federal regulator of the Company or the Subsidiary.

                                    ARTICLE 9
                      TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's share holders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 11.1); (ii) change the definition of Employees eligible to receive Awards under this Plan; (iii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; (iv) extend the maximum option period under Section 6.4(b) of the Plan; or (v) cause the Plan not to comply with either Rule 16b-3, or any successor rule under the Act, or Section 162(m) of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 11.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 10
                                  UNFUNDED PLAN

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 11
                              ADJUSTMENT PROVISIONS

     11.1 Antidilution. Subject to the provisions of this Article 11, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     11.2 Change in Control. Notwithstanding Section 11.1, upon the occurrence of a Change in Control, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless, in the case of a transaction described in clause (iii) or (iv) in the following definition of Change in Control, provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. As used in this Plan, "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Act; provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if:
(i) any Person (other than the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's stockholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any con solidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Common Stock immediately prior to the merger do not own at least fifty percent (50%), or such greater percentage as shall be set in any agreement with any Participant, or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (vi) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

     11.3 Adjustments by Committee. Any adjustments pursuant to this Article 11 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 12
                               GENERAL PROVISIONS

     12.1 Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     12.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an Employee is employed to terminate his or her employment at any time.

     12.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment;
(b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or
(c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

     12.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically provided in this Plan or as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     12.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

     12.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     12.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

     12.8 Cancellation of Prior Plans. Upon approval of this Plan by the Board, all prior restricted stock plans and all prior employee stock option plans shall be cancelled, terminated, and of no further force or effect, except insofar as any such prior plan relates to restricted stock awards or options outstanding immediately prior to approval of this Plan.

                                   ARTICLE 13
                              SHAREHOLDER APPROVAL

     The Plan received the unanimous approval of the Company's shareholders prior to the Effective Date.







::ODMA\PCDOCS\GRR\169819\2

EXHIBIT 10.2

                         CLARKSTON FINANCIAL CORPORATION
                   1998 FOUNDING DIRECTORS' STOCK OPTION PLAN

                      Section 1. Establishment and Purpose.

     Clarkston Financial Corporation hereby establishes a stock option plan to be named the Clarkston Financial Corporation 1998 Founding Directors' Stock Option Plan, for certain persons serving, or who have served, as directors of the Company and its Subsidiaries. The purpose of the Plan is: (i) to provide a non-cash method of compensating directors of the Company and its Subsidiaries;
(ii) to help ensure the Company's continued progress; and (iii) to compensate directors who have placed personal funds at risk to finance the organization of the Company and its Subsidiaries.

                             Section 2. Definitions.

     (a) Act means the Securities Exchange Act of 1934, as amended from time to time.

     (b) Authority means the seventy-five thousand (75,000) shares of Stock authorized for issuance pursuant to the Plan.

     (c) Board means the Board of Directors of the Company.

     (d) Committee means a committee appointed by the Board of Directors to administer the Plan as specified in Section 3.

     (e) Company means Clarkston Financial Corporation, a corporation organized and existing under the laws of the State of Michigan.

     (f) Eligible Director means a person who is a director of the Company.

     (g) Effective Date means September 18, 1998.

     (h) Fair Market Value means, as long as the Common Stock is not actively traded in any recognized market, the average price per share at which shares of Common Stock were bought and sold during the three (3) preceding months in transactions known to management of the Company involving 100 or more shares between purchasers and sellers none of whom are directors or officers of the Company or any Subsidiary. If there have been no such transactions, the "Fair Market Value" shall be determined in good faith by the Board. If the shares of Common Stock are actively traded in any recognized market, the "Fair Market Value" as used in the Plan shall mean the average of the last reported sales price of

Common Stock as of the close of business for each of the last twenty (20) trading days ending the day immediately preceding the day as of which "Fair Market Value" is to be determined.

     (i) Grant Date means, with respect to each Option, the day that an Eligible Director is granted the Option.

     (j) Non-employee Director has the meaning set forth in Rule 16b-3(b)(3)(i) or any successor definition adopted by the Securities and Exchange Commission

     (k) Option means an option granted under this Plan to acquire Stock.

     (l) Optionee means the person to whom an Option is granted.

     (m) Option Agreement means an Agreement issued to each Eligible Director with respect to each Option.

     (n) Plan means the Clarkston Financial Corporation 1998 Directors' Stock Option Plan.

     (o) Post-Death Representative(s) means the executor(s) or administrator(s) of the Optionee's estate or the person or persons to whom the Optionee's rights under his or her Option pass by Optionee's will or the laws of descent and distribution.

     (p) Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time or any successor rule.

     (q) Shares means shares of Stock.

     (r) Stock means authorized and unissued shares of common stock, no par value, of the Company and includes Shares which may be reacquired by the Company.

     (s) Subsidiary means any banking corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

                           Section 3. Administration.

     The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Non-Employee Director. Initially, the Committee shall consist of all directors of the Company who are Non-Employee Directors.

     Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Options to Eligible Directors. The authority of the Committee shall include the following: (a) To select the Eligible Directors to whom Options may be granted under the Plan; (b) To determine whether and to what extent Options are to be granted under the Plan; (c) To determine the number of shares of Common Stock to be covered by each Option; and (d) To determine the terms and conditions of any Option Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Option and the Shares relating thereto, based on such factors as the Committee shall determine in its sole discretion.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan (including any Option Agreement) and to otherwise supervise the administration of the Plan. However, the Committee shall take no action which will impair any Option previously granted under the Plan or cause the Plan or the Option not to meet the requirements of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Option granted under the Plan shall be final and binding upon the Company, the Board and Optionees, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

                   Section 4. Shares Reserved Under the Plan.

     The following provisions shall govern the number of Shares issuable under the Plan:

     (a) The maximum number of Shares which may be issued in connection with Options granted hereunder is seventy-five thousand (75,000). At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Options granted under the Plan an amount of Stock (subject to adjustment as provided in Section 10 hereof) equal to 75,000 Shares less the total number of Shares issued pursuant to all such exercises which shall have been made prior to such time.

     (b) When an Option is granted, the total number of Shares issuable upon complete exercise thereof shall be charged against the maximum number of Shares of the Authority. When the Option is exercised, no additional charge shall be made against the Authority. If an exercise price is paid in Shares owned by the Optionee, such Shares shall not be added to the Authority.

     (c) If an Option terminates in whole in part, by expiration or for any other reason except exercise of such Option, the Shares previously charged to the Authority upon grant of the Option shall be restored to the Authority, and shall again be available for issuance under the Authority, for as long as such Authority continues, as if such Shares had never been subject to an Option.

                         Section 5. Granting of Options.

     The Committee may from time to time grant Options to such of the Eligible Directors as the Committee may select. In making such selections, the Committee shall consider such factors as the Committee in its discretion shall deem relevant.

                          Section 6. Terms of Options.

     Notwithstanding any other provisions of the Plan, each Option shall be evidenced by an Option Agreement, which shall include the substance of the following terms and conditions:

     (a) The option price for each Share covered by an Option shall be an amount equal to one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option.

     (b) The Option by its terms shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

     (c) No Option shall be exercisable after the expiration of ten years from the Grant Date. Notwithstanding the foregoing, if the Optionee dies before service as a director terminates, the Option shall be exercisable as to all Shares, to the extent not previously exercised.

     (d) Options shall not be exercisable after the earlier of (i) three (3) months after the date on which the Optionee's service as a director terminates for any reason or (ii) the expiration of ten years from the Grant Date.

     (e) Each Option shall include a minimum vesting period of three years from the Grant Date during which period the Options shall vest in approximately equal percentages for the first three years, or such longer vesting period as the Committee may determine. Notwithstanding the foregoing, an Optionee's outstanding Options under the Plan will be fully vested and exercisable upon the Optionee's death or disability or upon the Optionee's ceasing to serve as a director of the Company, unless the cessation was the result of the Optionee's voluntary resignation, refusal to be nominated for an additional term, or removal from the Board for improper or negligent actions or omissions by the Optionee. In addition, the Committee may waive the vesting requirement for Optionees awarded Options on only a nominal number of Shares.

                    Section 7. No Right to Remain a Director.

     The grant of an Option shall not create any right in any person to remain as a director of the Company.

                         Section 8. Exercise of Option.

     (a) An Option shall be exercisable only (1) upon payment to the Company on the exercise date of cash in the full amount of the option price of the Shares with respect to which the Option is exercised, (2) upon delivery to the Company on the exercise date of certificates representing unencumbered Shares, owned by the Optionee having a Fair Market Value, on the last trading date preceding such exercise and delivery, equal to the full amount of the purchase price of the Shares with respect to which the Option is exercised, or (3) a combination of
(1) and (2), except that (i) any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash, and (ii) no Shares which have been held for less than six months may be delivered in payment of the exercise price of an Option. If and to the extent determined by the Committee, in its sole discretion, at or after the Grant Date, payment in full or in part may also be made by reduction in the number of Shares issuable upon exercise of the Option based on the Fair Market Value of the Stock on the last trading date preceding the exercise.

     (b) An Optionee shall have none of the rights of a shareholder with respect to Shares subject to the Option until Shares are issued to the Optionee upon the exercise of an Option.

                         Section 9. General Provisions.

     The Company shall not be required to issue or deliver any certificate for Shares to an Optionee upon the exercise of an Option prior to:

     (a) If requested by the Company, the filing with the Company by the Optionee, or the Optionee's Post-Death Representative, as the case may be, of a representation in writing that at the time of such exercise it is their then present intention to acquire the Shares being purchased for investment and not for resale, and/or the completion of any registration or other qualification of such Shares under any state or federal laws or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable; and

     (b) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in the Committee's absolute discretion upon the advice of counsel, determine to be necessary or advisable.

                       Section 10. Adjustment Provisions.

     In the event any stock dividend is declared upon the Stock or in the event outstanding Shares shall be changed into or exchanged for a different number, class or kind of Shares or other securities of the Company or another corporation, whether by reason of a split or combination of shares, recapitalization, reclassification, reorganization, merger, consolida tion, or otherwise, the maximum number of Shares which may be charged against the Authority shall be appropriately and proportionately adjusted and in any such event a corresponding adjustment shall be made changing the number, class or kind of Shares or other securities which are deliverable upon the exercise of any Option theretofore granted without change in the total price applicable to the unexercised portion of such Option, but with a corresponding adjustment in the price for each Share or other securities covered by the unexercised portion of such Option. In the event the Company is merged, consolidated, or reorganized with another corporation, appropriate provision shall be made for the continuance of outstanding Options with respect to shares of the succeeding parent corporation following a merger, or with respect to shares of the consolidated or reorganized corporation in the case of a consolidation or reorganization, and to prevent their dilution or enlargement compared to the total shares issuable therein in respect of the Stock. Adjustments under this
Section 10 shall be made in an equitable manner by the Committee, whose determination shall be conclusive and binding on all concerned.

                Section 11. Duration, Amendment, and Termination.

     The Board of Directors may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the Shareholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the Optionee, adversely affect or impair the rights of such Optionee, and provided further, that, unless the Shareholders of the Company shall have first approved thereof, no amendment of this Plan shall be made whereby: (a) the total number of Shares which may be granted under the Plan to all individuals shall be increased, except by operation of the adjustment provisions of Section 10 hereof; (b) the term of the Options shall be extended; (c) the minimum option price shall be decreased; or (d) the class of eligible persons to whom Options may be granted shall be changed. The period during which Options may be granted under the Authority shall terminate on the tenth anniversary of the Effective Date, unless the Plan earlier shall have been terminated as provided above.


                          Section 12. Additional Terms.

     Notwithstanding anything to the contrary in this Plan or any Option Agreement, the primary federal regulator of the Company or any Subsidiary that is a depository institution shall have the right in its discretion to direct the Company to require Participants to exercise or forfeit their Options if the capital of the Company or any Subsidiary that is a depository institution falls below the minimum capital required by applicable laws, rules and regulations, as determined by the primary state or federal regulator of the Company or the Subsidiary.

                      Section 13. Date of Granting Options.

     All Options granted under the Plan shall be in writing and shall be granted as of a Grant Date.

                        Section 14. Shareholder Approval.

     The Plan was unanimously approved by the Shareholders of the Company prior to the Effective Date.

                           Section 15. Miscellaneous.

     (a) Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Michigan, excluding its conflict of law rules, and applicable federal law and in courts situated in the State of Michigan.

     (b) Transactions under this Plan are intended to comply with applicable conditions for exemption under Rule 16b-3. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     (c) The invalidity of any particular provision herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.


::ODMA\PCDOCS\GRR\169826\3

EXHIBIT 10.3
                                      LEASE


     THIS LEASE is entered into between CLARKSTON BUILDING CO., LLC, a Michigan limited liability company, P.O. Box 436, Clarkston, MI 48347 (the "Lessor") and CLARKSTON STATE BANK, a Michigan banking corporation to be formed, of 15 South Main Street, Clarkston, MI 48346 (the "Lessee"), upon the terms and conditions stated below.

     1. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor the property located at 15 South Main Street, Clarkston, Michigan (the "Premises").

     2. Term. The term of this Lease shall be a period of five (5) years commencing on the date that the Lessee opens for business as a bank (the "Commencement Date").

     3. Renewal of Lease. Lessee may renew the initial term of this Lease for three (3) additional five (5) year periods upon the same terms and conditions contained in this Lease, including, without limitation, rent. In order to exercise such option to renew, Lessee must give written notice to Lessor of Lessee's intention to renew at least six (6) months prior to the termination of the then existing term. As used in this Lease, "term of this Lease" or "Lease term" includes renewal periods unless otherwise noted or the context clearly otherwise requires.

     4. Rent.

          (a) Base Rent. For the first two years of the Lease Term, Lessee shall pay Lessor as Base Rent for the Premises the sum of Sixty Thousand Dollars ($60,000) per year, payable in equal monthly installments of Five Thousand Dollars ($5,000) commencing on the Commencement Date. For the third year of the Lease Term and each year of the Lease Term thereafter, Lessee shall pay Lessor as Base Rent for the Premises the sum of Sixty-one Thousand Nine Hundred Eighty Dollars ($61,980) per year, payable in equal monthly installments of Five Thousand One Hundred Sixty-five Dollars ($5,165). Monthly installments of rent shall be due and payable in advance on the first day of each calendar month. Rent for any partial month of occupancy shall be prorated. Rent payments shall be made to Lessor at its address shown above or any other place designated in writing by Lessor.

          (b) Additional Rent. Lessee agrees to be responsible for the payment of all of the taxes and insurance on the Premises as required by this Lease and all of the utility services for the Premises including water, sewer, gas, electricity, heat and other services delivered to the Premises. All other services contracted for by Lessee shall be paid for by Lessee immediately upon presentation of the invoice so that no past due accounts arise.

     In addition, any fees, costs or expenses incurred by Lessor and enforcing Lessee's obligations under this Lease, including reasonable attorney's fees, shall be deemed to be additional rent owing under the Lease, which shall be due and payable immediately by Lessee.

     5. Signs. All signs placed on the Premises shall be in keeping with the character and decor of the Premises.

     6. Acceptance of Occupancy. The Lessee shall commence occupancy of the Premises on the Commencement Date and begin payment of rent as called for by this Lease. Lessee acknowledges the Premises are in a state of repair acceptable for Lessee's intended use of the Premises. The Lessee accepts the Premises "as is."

     7. Vacation of Premises. Lessee shall not vacate or abandon the Premises at any time during the term of this Lease, and if Lessee shall abandon or vacate the Premises, or be disposed by process of law, or otherwise, any personal property belonging to Lessee left upon the Premises shall be deemed to be abandoned by Lessee, at the option of Lessor.

     8. Use. The Premises are to be used and occupied by Lessee for the business of banking and such other businesses as banks organized under the laws of the State of Michigan are permitted to conduct. To the extent of any assignment or subletting of the Premises, they may be used for general business office purposes. No activity shall be conducted on the Premises which does not comply with all state and local laws, ordinances and regulations.

     9. Repairs and Maintenance. Lessee shall be responsible for all maintenance and repair of the Premises. The Lessee shall be obligated to repair and maintain the Premises at Lessee's expense. The Premises shall be kept in good and safe condition including any plate glass windows, the electrical wiring, the plumbing and any other system or equipment upon the Premises, and structural members of all buildings and other improvements on the Premises.

     10. Surrender of Premises. Lessee shall surrender the Premises to Lessor at the expiration of this Lease, broom clean and in the same or better condition as at the Commencement Date, excepting normal wear and tear.

     11. Entry and Inspection. Lessee shall permit Lessor or Lessor's agents to enter upon the Premises at reasonable times and upon reasonable notice for the purpose of inspection and repair of the Premises, and will permit Lessor at any time within ninety (90) days prior to the expiration of the Lease to place upon the Premises standard "FOR LEASE" signs and permit persons desiring to lease the Premises to inspect the Premises during that period.

     12. Taxes and Assessments. Lessee shall pay all real and personal property taxes and assessments levied against the Premises during the term of this Lease. All taxes levied upon the personal property owned or leased by Lessee shall be the sole responsibility of Lessee.

     13. Alterations. Lessee may remodel and make improvements to the Premises. However, any remodeling or improvements which will significantly alter the Premises or require an investment by Lessee in excess of Fifty Thousand Dollars ($50,000) shall require the prior written approval of the Lessor. The work shall be done without injury to any structural portion of the building. Any improvements constructed on the Premises shall become the property of Lessor upon the termination of this Lease.

     14. Assignment and Subletting. Lessee may not assign, sublet or otherwise transfer or convey its interest, or any portion of its interest, in the Premises to any entity not affiliated with Lessee without the prior written consent of Lessor which shall not be unreasonably withheld or delayed.

     15. Trade Fixtures. All trade fixtures and moveable equipment installed by Lessee in connection with the business conducted by it on the Premises shall remain the property of Lessee and shall be removed by it at the expiration of this Lease. Any damage caused by such removal shall be repaired by Lessee and the Premises shall be restored to its original condition. Trade fixtures, equipment and improvements located at the Premises on the date of this Lease are the property of Lessor and included as a part of the Premises and such fixtures, equipment and improvements shall remain with the Premises unless otherwise agreed by Lessor in writing.

     16. Insurance. Lessee shall insure the Premises including all buildings and improvements, for the replacement cost of the buildings and improvements, against loss or damage under a policy or policies of fire and extended coverage insurance, including additional perils. Lessee shall obtain and maintain in full force general liability and property damage insurance with coverage of not less than one million dollars for injury or death to any one person, one million dollars for injury or death to more than one person, and three hundred thousand dollars with respect to property damage, covering any and all claims for injuries to persons occurring in, upon or about the Premises, with such insurance to be in an amount and issued by a company approved by the Lessor. Each policy of insurance shall also contain a provision exempting Lessor from any loss of coverage as an insured due to the acts of Lessee. Lessee shall deliver to the Lessor customary insurance certifications evidencing that the insurance is in effect at all times during the term of this Lease. All policies must further provide for notice by the insurance company to the Lessor of any termination or cancellation of a policy at least thirty (30) days in advance of that event. All policies shall name both the Lessee and the Lessor as insured parties.

     17. Lessee's Liability. All Lessee's personal property of every kind and description including trade fixtures on the Premises shall be kept at Lessee's sole risk and Lessor shall not be responsible or liable to Lessee for any loss of business or other loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises.

     18. Destruction of Premises. In the event the Premises are partially damaged or destroyed through no fault of Lessee, Lessor shall, at its own expense, promptly repair and restore the Prem ises. If the Premises is partially damaged, rent shall not abate in whole or in part during the period of restoration. In the event the Premises are totally destroyed through no fault of Lessee, or if the Premises cannot be repaired and restored within one hundred eighty (180) days after the event of destruction, then either party shall have the right to terminate this Lease effective as of the date of the event by giving the other party written notice of termination within ten (10) calendar days after the occurrence of the event. If the notice is given within that period, this Lease shall terminate and rent shall be adjusted between the parties to the date of the surrender of possession. In the event the notice is not given within the required period, this Lease shall continue, without abatement of rent, and Lessor shall repair the Premises.

     19. Mutual Releases. The Lessor and the Lessee, and all parties claiming under them, hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazards covered by insurance on the leased Premises, or covered by insurance in connection with property on or activities conducted on the Premises regardless of the cause of the damage or loss. Lessor and Lessee shall each cause appropriate clauses to be included in their respective insurance policies which cover the Premises waiving subrogation against the other party consistent with the mutual release contained in this paragraph.

     20. Condemnation. If the Premises or any part of the Premises shall be taken for any public or quasi public purpose pursuant to any power of eminent domain, or by private sale in lieu of eminent domain, then this Lease shall terminate at the option of either the Lessor or Lessee, effective as of the date the public authority takes possession. All damages for the condemnation of the Premises, or which shall be awarded by reason of the taking, shall be payable to and shall be the sole property of Lessor.

     21. Indemnity. The Lessee agrees to indemnify and defend Lessor against and hold Lessor harmless from any liability, loss, damage, cost or expense (including attorney fees) based upon any claim, demand, suit or action by any person or entity with respect to any personal injury (including death) or property damages, from any cause whatsoever with respect to the Lessee or the Premises, except for liability resulting from the intentional acts or gross negligence of Lessor, its employees, agents, invitees or business visitors.

     22. Default and Re-Entry. If Lessee shall neglect or fail to perform its obligation to pay rent when due; or if Lessee shall have neglected or failed to perform any other of the covenants con tained herein upon its part to be observed and performed for ten (10) days after written notice by Lessor of the default; or in the event Lessee makes any assignment for the benefit of creditors or a receiver is appointed for Lessee or its property; or if any proceedings are instituted by or against Lessee in bankruptcy (including reorganization) or under any insolvency laws, then Lessor may terminate this Lease and re-enter the Premises, and seek to re-let the Premises upon such terms as Lessor shall in its sole discretion deem advisable. Notwithstanding re-entry by Lessor, Lessee shall continue to be liable to Lessor for rent owed under this Lease and for any rent deficiency which may result from a reletting of the Premises during the term of this Lease. Notwithstanding any reletting without termination, the Lessor may at any time elect to terminate this Lease for any default by Lessee by giving written notice of the termination to Lessee.

     In addition to Lessor's other rights and remedies as set forth in this Lease, and without waiving any of those rights, if Lessor deems any repairs necessary which the Lessee is required to make, or if Lessee shall be in default in the performance of any of its obligations under this Lease, Lessor may, upon failure of Lessee to meet the obligation, make or cause repairs to be made and defaults to be cured and shall not be responsible to Lessee for any loss or damage that may occur by reason of that action, and Lessee agrees that it will immediately upon demand pay to Lessor, as additional rent under this Lease, Lessor's costs for curing.

     23. Subordination. This Lease and Lessee's rights shall at all times be subordinate to the lien of any mortgage or any collateral assignment of this Lease and/or its rents which may be made by Lessor and placed upon the Premises. However, so long as Lessee is not in default under this Lease the foreclosure of a mortgage given by Lessor shall not disturb or affect Lessee's rights under this Lease. Lessee agrees to provide Lessor with a customary tenant's estoppel letter at the request of any lien holder with respect to the status of this Lease. If Lessor shall default in the payments of its mortgage on the Premises, then Lessee may make the monthly payment owed under the mortgage note and deduct that amount from the rental payment owed under this Lease.

     24. Notices. Any notice required under this Lease shall be in writing and served in person or sent by registered or certified mail, return receipt requested, to the addresses of the parties set forth in this Lease or to such other address as a party may substitute by written notice, and shall be effective as of the date of first attempted delivery.

     25. Lessee's Possession and Enjoyment. The Lessee, on payment of the rent at the time and in the manner stated above and on performance of all the foregoing covenants, shall and may peacefully and quietly have, hold and enjoy the Premises for the term of this Lease.

     26. Holding Over. In the event Lessee does not vacate the Premises at the end of the term specified, the holding over shall constitute a month-to-month tenancy at a monthly rental rate to be set by Lessor in its sole discretion.

     27. Entire Agreement. This Agreement together with the Security and Option Agreement entered into between the Lessor and Lessee contains the entire agreement of the parties with respect to its subject matter, and this Agreement may not be amended or modified except by a written document signed by the parties.

     28. Waiver. The failure of the Lessor to enforce any covenant or condition of this Lease shall not be deemed a waiver of its right to enforce each and every covenant and condition of this Lease. No provision of this Lease shall be deemed to have been waived unless the waiver is in writ ing.

     29. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     30. Time of the Essence. Time shall be deemed to be of the essence in the performance of this Lease.

     31. FDIC Required Lease Provisions. Notwithstanding any other provisions contained in this Lease, in the event (a) Lessee or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Lessor may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of
Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount exceeding an amount equal to all accrued and unpaid rent to the date of termination.

         This Lease has been executed September 10, 1998.


                                LESSOR:

                                CLARKSTON BUILDING CO., LLC


                                By /s/ David T. Harrison

                                    Its Member


                                LESSEE:

                                CLARKSTON STATE BANK, a Michigan banking corporation to be formed


                                By /s/ David T. Harrison

                                      An Organizer


::ODMA\PCDOCS\GRR\182608\1

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


1. Clarkston State Bank, a banking corporation organized under the laws of the State of Michigan.






::ODMA\PCDOCS\GRR\200201\3

EXHIBIT 23.1
                          Independent Auditors' Consent


We consent to the use in this Registration Statement of Clarkston Financial Corporation on Form SB-2 of our report dated September 9, 1998, on the financial statements for the period ended August 31, 1998, appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts".


/s/ Plante & Moran, LLP
Plante & Moran, LLP
Bloomfield Hills, Michigan
September 9, 1998